                                                                    Exhibit 4.13

--------------------------------------------------------------------------------

                         RECEIVABLES PURCHASE AGREEMENT

                                     among

                 AMERISOURCE RECEIVABLES FINANCIAL CORPORATION,

                                   as Seller,

                            AMERISOURCE CORPORATION,

                                  as Servicer,

                        AMERISOURCE HEALTH CORPORATION,

                                  as Guarantor

                         DELAWARE FUNDING CORPORATION,

                                   as Buyer,

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                            as Administrative Agent


                            dated as of May 14, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                       Page
                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

     1.01.  Certain Definitions ...................................................................      2
     1.02.  Interpretation and Construction .......................................................     25
     1.03.  Obligor Classification ................................................................     26

                                   ARTICLE II

                           PURCHASES AND SETTLEMENTS

     2.01.  General Assignment and Conveyance .....................................................     26
     2.02.  Purchase Limits .......................................................................     27
     2.03.  Purchase Price ........................................................................     28
     2.04.  Deferred Purchase Price ...............................................................     28
     2.05.  Reinvestment Purchases ................................................................     28
     2.06.  Funding of the Net Investment .........................................................     29
     2.07.  Discount ..............................................................................     30
     2.08.  Non-Liquidation Settlements and Other Payment Procedures ..............................     30
     2.09.  Liquidation Settlement Procedures .....................................................     32
     2.10.  Fees ..................................................................................     33
     2.11.  Optional Reduction of Maximum Net Investment; Optional Reduction of Net Investment ....     33
     2.12.  Mandatory Repurchase Under Certain Circumstances ......................................     34
     2.13.  Payments and Computations, Etc.; Allocation of Collections ............................     34
     2.14.  Reports ...............................................................................     35
     2.15.  Excess Funding Account ................................................................     35
     2.16.  Expiration Date .......................................................................     36
     2.17.  Optional Retransfer ...................................................................     36
     2.18.  Breakage Payments .....................................................................     36

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                       Page
                                  ARTICLE III

                               CLOSING PROCEDURES

     3.01.  Purchase and Sale Procedures ..........................................................     37
     3.02.  Conditions to Closing .................................................................     37
     3.03.  Conditions to Effectiveness ...........................................................     39
     3.04.  Conditions to Reinvestment and Incremental Purchases ..................................     40


                                   ARTICLE IV

                           PROTECTION OF THE OWNERS;

                        ADMINISTRATION AND SERVICING OF

                            RECEIVABLES; COLLECTIONS

     4.01.  Acceptance of Appointment and Other Matters Relating to the Servicer ..................     40
     4.02.  Maintenance of Information and Computer Records .......................................     41
     4.03.  Protection of the Interests of the Owners .............................................     41
     4.04.  Maintenance of Writings and Records ...................................................     42
     4.05.  Information ...........................................................................     43
     4.06.  Performance of Undertakings Under the Receivables .....................................     43
     4.07.  Administration and Collections ........................................................     43
     4.08.  Complete Servicing Transfer ...........................................................     44
     4.09.  Lockboxes; Collection Account .........................................................     46
     4.10.  Servicing Default .....................................................................     48
     4.11.  Servicer Indemnification of Affected Parties ..........................................     49
     4.12.  Servicer not to Resign ................................................................     49


                                  ARTICLE IV-A

                                    GUARANTY

     4.01A.  The Guaranty .........................................................................     50
     4.02A.  Guaranty Unconditional ...............................................................     50
     4.03A.  Representations and Warranties of the Guarantor ......................................     51

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                       Page
                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01.  General Representations and Warranties of the Seller ..................................     51
     5.02.  Representations and Warranties of the Seller With Respect to Each Sale of Receivables .     54
     5.03.  Representations and Warranties of Servicer ............................................     55


                                   ARTICLE VI

                                   COVENANTS

     6.01.  Affirmative Covenants of the Seller ...................................................     58
     6.02.  Negative Covenants of the Seller ......................................................     63
     6.03.  Affirmative Covenants of the Servicer .................................................     63
     6.04.  Negative Covenants of the Servicer ....................................................     67
     6.05.  Affirmative Covenants of the Guarantor ................................................     68


                                  ARTICLE VII

                                  TERMINATION

     7.01.  Termination Events.....................................................................     69

     7.02.  Consequences of a Termination Event....................................................     71


                             ARTICLE VIII

                       THE ADMINISTRATIVE AGENT

     8.01.  Authorization and Action ..............................................................     72
     8.02.  UCC Filings ...........................................................................     73
     8.03.  Administrative Agent's Reliance, Etc ..................................................     73
     8.04.  Administrative Agent and Affiliates ...................................................     74
     8.05.  Indemnification .......................................................................     74
     8.06.  Successor Administrative Agent ........................................................     74

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                       Page
                              ARTICLE IX

                            MISCELLANEOUS

9.01.  Expenses .................................................................................       75
9.02.  Indemnity for Taxes, Reserves and Expenses ...............................................       75
9.03.  Indemnity ................................................................................       77
9.04.  Holidays .................................................................................       78
9.05.  Records ..................................................................................       78
9.06.  Amendments and Waivers ...................................................................       78
9.07.  Term of Agreement ........................................................................       78
9.08.  No Implied Waiver; Cumulative Remedies ...................................................       79
9.09.  No Discharge .............................................................................       79
9.10.  Notices ..................................................................................       79
9.11.  Severability .............................................................................       79
9.12.  Governing Law; Submission to Jurisdiction ................................................       79
9.13.  Prior Understandings .....................................................................       80
9.14.  Survival .................................................................................       80
9.15.  Counterparts .............................................................................       80
9.16.  Set-Off ..................................................................................       80
9.17.  Successors and Assigns ...................................................................       81
9.18.  Confidentiality ..........................................................................       81
9.19.  Payments Set Aside .......................................................................       81
9.20.  No Petition ..............................................................................       82
9.21.  No Recourse ..............................................................................       82
9.22.  Tax Forms ................................................................................       82
9.23.  Characterization of the Transactions Contemplated by this Agreement ......................       82

                                    Exhibits


Exhibit A  Credit and Collection Policy

Exhibit B  Form of Purchase Notice for Incremental Purchase

Exhibit C  Form of Tranche Selection Notice

Exhibit D  Form of Report Showing Discount

Exhibit E  List of Special Obligors

Exhibit F  Form of Monthly Report

Exhibit G  Form of Acknowledgement Letter for Account Transfer, Form of Transfer
           Letter, Form of Lockbox Letter Agreement, Form of Concentration Account Letter Agreement

Exhibit H  Responsible Officers, Location of Records, Former Names and Merger,
           Consolidation and Bankruptcy Information

Exhibit I  Litigation Involving Servicer

Exhibit J  Permitted Lockbox Banks, Lockbox Account Numbers, Permitted
           Lockboxes, Permitted Concentration Account Bank and Concentration Account Number

                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------


          RECEIVABLES PURCHASE AGREEMENT, dated as of May 14, 1999, among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (the "Servicer" or
-------                                                          --------
"AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation (the
------------
"Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (with its
----------
successors and assigns, the "Buyer"), and MORGAN GUARANTY TRUST COMPANY OF NEW
                             -----
YORK, a trust company organized under the laws of the State of New York, as administrative agent (with its successors and assigns, the "Administrative
                                                            --------------
Agent"), for each of the Owners (as defined below).

                                    RECITALS

          WHEREAS, AmeriSource in the ordinary course of its business generates certain accounts receivable and related rights and interests;

          WHEREAS, the Seller is authorized, from time to time, to purchase such accounts receivable and related rights and interests from AmeriSource;

          WHEREAS, the Buyer shall cause the Administrative Agent, on behalf of the Buyer and/or the other Owners, from time to time to purchase from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;

          WHEREAS, the Servicer has agreed to service the receivables in accordance with the terms hereof;

          WHEREAS, the Guarantor has agreed to guaranty the performance of AmeriSource under the Purchase Documents (as defined below).

          WHEREAS, the Buyer may in the future determine from time to time to sell undivided interests in the Purchased Interest (as defined below) pursuant to and in accordance with the terms of the Asset Purchase Agreement (as defined below); and

          WHEREAS, the Administrative Agent will act on behalf of the Owners of interests in receivables hereunder;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

          1.01.  Certain Definitions.  As used in this Agreement, the following
                 -------------------
terms shall have the following meanings:

          "Account Transfer Letter" shall have the meaning ascribed to such term
           -----------------------
in Section 3.03(g) hereof.

          "Adjusted Buyer's Percentage Interest" shall mean, at any time of
           ------------------------------------
determination, a percentage equal to the following:


                                 ANI + DPP + BD
                                 --------------
                                      NRB
Where:

ANI   =   the Adjusted Net Investment at the time of such determination;

DPP   =   the Deferred Purchase Price at the time of such determination;

BD    =   the Buyer's Discount at the time of such determination; and

NRB   =   the Net Receivables Balance at the time of such determination.

          The Adjusted Buyer's Percentage Interest shall be calculated by the Servicer on or before the second Business Day after the Buyer's Percentage Interest (as most recently computed) exceeds 100%. In computing the Adjusted Buyer's Percentage Interest, the Servicer shall use the Receivables information contained in the last Monthly Report (or any more recently delivered information) delivered to the Administrative Agent.

          "Adjusted Net Investment" shall mean, at any time, the Net Investment
           -----------------------
minus the amount, if any, on deposit in the Excess Funding Account.

          "Adjusted Total Reserve Percentage" shall mean, at any time of
           ---------------------------------
determination, a percentage equal to the following:

                                       TR
                                    --------
                                      1-TR

Where TR = the Total Reserve Percentage at the time of such determination.

          "Administrative Agent" shall mean Morgan Guaranty Trust Company of New
           --------------------
York, together with its successors and assigns, or such other Person as provided in this Agreement, in the capacity of administrative agent for the Owners.

          "Affected Party" shall mean each of the Owners, any assignee of an
           --------------
Owner, the Collateral Agent, the APA Lending Banks, the Program LOC Bank, any assignee of any of the Buyer's obligations to the APA Lending Banks or the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement, respectively, and the APA Agent and the Administrative Agent, as the case may be.

          "Affiliate" shall mean, with respect to a Person, any other Person,
           ---------
which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Unpaids" shall mean, at any time, an amount equal to the
           -----------------
sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods for all Tranches at such time, (ii) the Net Investment at such time,
(iii) all fees accrued and unpaid hereunder or under the Fee Letter at such time and (iv) all other amounts owed (whether due or accrued) hereunder by the Seller to the Owners at such time.

          "Agreement" shall mean this Receivables Purchase Agreement, as the
           ---------
same may from time to time be amended, supplemented or otherwise modified.

          "APA Agent" shall mean Morgan Guaranty Trust Company of New York,
           ---------
together with its successors and assigns, in its capacity as agent under the APA Credit Agreement.

          "APA Credit Agreement" shall mean the Amended and Restated APA Credit
           --------------------
Agreement dated as of December 6, 1995, as amended, among the Buyer, the APA Agent and the lenders party thereto, as the same may from time to time be amended, supplemented or otherwise modified.

          "APA Lending Banks" shall mean the lenders who are parties, from time
           -----------------
to time, to the APA Credit Agreement.

          "APA Purchasers" shall mean the purchasers who are parties to the
           --------------
Asset Purchase Agreement.

          "Arrangement Fee" shall have the meaning set forth in the Fee Letter.
           ---------------

          "Asset Purchase Agreement" shall mean the Asset Purchase Agreement
           ------------------------
dated as of May 14, 1999, among the Buyer, the Administrative Agent and each of the APA Purchasers signatory thereto, as the same may from time to time be amended, supplemented or otherwise modified.

          "Average Collection Period" shall mean, at any time, the product of
           -------------------------
(a) the sum of the beginning and ending Outstanding Balances of Receivables during the immediately preceding Monthly Period divided by two, multiplied by
                                                -------         ----------
(b) 30, divided by the aggregate amount payable pursuant to invoices giving rise
        -------
to Receivables that were generated during such Monthly Period.

          "Base Rate" shall mean, for any day, the higher of (i) the prime rate
           ---------
announced from time to time by Morgan Guaranty Trust Company of New York in effect on such day, and (ii) (x) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Morgan Guaranty Trust Company of New York from three Federal funds brokers of recognized standing selected by it, plus (y) one-half of one percent (1/2%).

          "Business Day" shall mean any day other than a Saturday, Sunday,
           ------------
public holiday under the Laws of the State of Delaware, the State of New York, the Commonwealth of Pennsylvania or any other day on which banking institutions are authorized, obligated to close in the State of Delaware, the State of New York or the Commonwealth of Pennsylvania.

          "Buyer" shall mean Delaware Funding Corporation, a Delaware
           -----
corporation.

          "Buyer's Discount" shall mean, at any time, an amount equal to the
           ----------------
following:

                    NI x ((TR x RV) + PF + SCR) x (CP x 2.0)
                    ----------------------------------------
                                      WAP

Where:

NI  =  the Net Investment at such time;

TR = the highest Tranche Rate applicable to any outstanding Tranche at such time;

PF  =  the Program Fee;

RV  =  the Rate Variance Factor;

SCR =  the Servicing Compensation Rate;

CP  =  the Average Collection Period; and

WAP = the weighted average number of days in the annual period of all Tranches then outstanding, with Tranches having Tranche Rates calculated by reference to a rating other than Base Rate having a 360-day annual period and Tranches having Tranche Rates calculated by reference to the Base Rate having a 365- or 366-day, as the case may be, annual period.

          "Buyer's Percentage Interest" shall mean, at any time of
           ---------------------------
determination, the result of the following formula, expressed as a percentage:

                                 NI + DPP + BD
                                 -------------
                                      NRB

Where:

NI  =  the Net Investment at the time of such determination;

DPP =  the Deferred Purchase Price at the time of such determination;

BD  =  the Buyer's Discount at the time of such determination; and

NRB =  the Net Receivables Balance at the time of such determination.

          Notwithstanding the foregoing computation, for the purpose of computing the Purchase Price under the Asset Purchase Agreement, the Buyer's Percentage Interest shall not exceed 100%. The Buyer's Percentage Interest shall be calculated by the Servicer on the closing date of the initial Incremental Purchase hereunder. Thereafter, until the Expiration Date, the Buyer's Percentage Interest shall be recomputed in Monthly Reports delivered pursuant to Section 2.14 hereof and reports delivered pursuant to Section 2.08(b) hereof, in Purchase Notices delivered pursuant to Section 2.03 hereof and otherwise in writing upon the reasonable request (which requests shall be no more frequently than two times per month, unless a Termination Event or Potential Termination Event shall have occurred and be continuing) of the Buyer or the Administrative Agent made to the Servicer. Absent any error in calculation, the Buyer's Percentage Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Purchase made pursuant to Section 2.05 hereof and 2.08(a) hereof during any period between computations of the Buyer's Percentage Interest; provided, however, that on and after the Expiration Date,
                     --------  -------
the Buyer's Percentage Interest shall be equal to the Buyer's Percentage Interest on the first Business Day preceding the occurrence of the Expiration Date. If the Servicer shall fail to promptly calculate the Buyer's Percentage Interest as required herein, the Buyer or the Administrative Agent may compute the Buyer's Percentage Interest, which computation shall be conclusive absent manifest error.

          "Capitalized Lease" of a Person shall mean any lease of property by
           -----------------
such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Charge-Off" shall mean a Receivable (or any portion thereof): (i)
           ----------
which has been identified by the Servicer as uncollectible, or (ii) which, in accordance with AmeriSource's Credit and Collection Policy, should be written off the Seller's books as uncollectible.

          "Chief Executive Office" shall mean, with respect to the Seller,
           ----------------------
AmeriSource or the Servicer, the place where the Seller, AmeriSource or the Servicer, as the case may be, is located, within the meaning of Section 9-103(3)(d), or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's (for the benefit of the Owners) ownership interests in any Receivables.

          "Closing Date" shall mean the date on which each of the conditions
           ------------
precedent set forth in Section 3.02 have been satisfied.

          "Collateral Agent" shall mean Morgan Guaranty Trust Company of New
           ----------------
York, together with its successors and assigns, as collateral agent under the Security Agreement.

          "Collection Account" shall have the meaning specified in Section
           ------------------
4.09(c) hereof.

          "Collections" shall mean, for any Receivable as of any date, (i) the
           -----------
sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by the Seller or the Servicer or in a Permitted Lockbox or the Concentration Account in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable and all other fees and charges, (ii) cash Proceeds of Related Security with respect to such Receivable and (iii) all amounts deemed to have been received by the Seller or the Servicer as a Collection pursuant to Sections 2.08(c), 2.08(d), or 2.08(f) hereof.

          "Commercial Paper" shall mean promissory notes of the Buyer issued by
           ----------------
the Buyer in the commercial paper market.

          "Complete Servicing Transfer" shall have the meaning ascribed to such
           ---------------------------
term in Section 4.08(a) hereof.

          "Concentration Account"  shall mean the demand depository account
           ---------------------
identified on Exhibit J hereto maintained by the Permitted Concentration Account Bank pursuant to the Concentration Account Servicing Instructions for the purpose of receiving wire transfer payments made by Obligors or such other demand depositary account as the Administrative Agent and Seller may agree upon from time to time.

          "Concentration Account Servicing Instructions" shall mean the
           --------------------------------------------
instructions relating to the Concentration Account which are contained in the applicable Account Transfer Letter and are reasonably satisfactory to the Administrative Agent, which have been agreed upon by the Seller and/or Servicer and the Permitted Concentration Account Bank.

          "Concentration Factor" shall mean (i) for any Group A Obligor and its
           --------------------
Subsidiaries and Affiliates, 11.0% of an amount equal to the Outstanding Balances of all Eligible Receivables, (ii) for any Group B Obligor and its Subsidiaries and Affiliates, 5.5% of an amount equal to the Outstanding Balances of all Eligible Receivables, (iii) for any Group C Obligor and its Subsidiaries and Affiliates, 3.67% of an amount equal to the Outstanding Balances of all Eligible Receivables, (iv) for any Group D Obligor and its Subsidiaries and Affiliates, 2.75% of an amount equal to the Outstanding Balances of all Eligible Receivables and (v) for any Special Obligor and its Subsidiaries and Affiliates listed on Exhibit E hereto, the percentage set forth opposite such Special Obligor's name on Exhibit E hereto of an amount equal to the Outstanding Balances of all Eligible Receivables. The Servicer and the Administrative Agent agree that the definition of "Concentration Factor" may be amended from time to time by letter agreement among the Servicer and the Administrative Agent.

          "Conduit Fee" shall have meaning set forth in the Fee Letter.
           -----------

          "Consolidated Adjusted EBITDAR" shall mean, for any period for the
           -----------------------------
Consolidated Group, the sum of Consolidated EBITDA plus rent expense minus
                                                   ----              -----
capital expenditures made or incurred, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive quarters ending as of the date of determination.

          "Consolidated EBITDA" shall mean, for any period for the Consolidated
           -------------------
Group, the sum of Consolidated Net Income plus Consolidated Interest Expense
                                          ----
plus all provisions for any Federal, state or other domestic and foreign income
----
taxes plus depreciation and amortization plus extraordinary losses minus
      ----                               ----                      -----
extraordinary gains (excluding any one-time charges incurred in connection with mergers/acquisitions, including the terminated merger with McKesson Corporation;

provided that such exclusion has been approved by the lenders under the Credit
--------
Agreement), in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive quarters ending as of the date of determination.

          "Consolidated Fixed Charges" shall mean, for any period for the
           --------------------------
Consolidated Group, the sum of the cash portion of the Consolidated Interest Expense plus rent expense plus scheduled maturities of Funded Debt paid during
        ----              ----
such period plus any cash dividends paid during such period by the Guarantor to its stockholders, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive quarters ending as of the date of determination.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period,
           ----------------------------------------
the ratio of Consolidated Adjusted EBITDAR to Consolidated Fixed Charges.

          "Consolidated Funded Debt" shall mean Funded Debt of the Consolidated
           ------------------------
Group, determined on a consolidated basis in accordance with GAAP. Except as expressly provided otherwise, Consolidated Funded Debt shall be, and mean, as of the last day of any fiscal quarter, the average of Consolidated Funded Debt on such day and the last day of the three (3) consecutive fiscal quarters immediately preceding such day; provided, that in the case of an Equity
                                --------
Transaction, such transaction will be deemed to have occurred as of the first day of the four consecutive fiscal-quarter period ending as of such day.

          "Consolidated Group" shall mean the Guarantor and its Consolidated
           ------------------
Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Interest Expense" shall mean, for any period for the
           -----------------------------
Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under Capitalized Leases and the implied component under any securitization transactions, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive quarters ending as of the date of determination.

          "Consolidated Leverage Ratio" shall mean, as of the last day of any
           ---------------------------
fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

          "Consolidated Net Income" shall mean, for any period, the net income
           -----------------------
of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

          "Consolidated Net Worth" shall mean total stockholders' equity of the
           ----------------------
Consolidated Group, in each case on a consolidated basis as determined in accordance with GAAP.

          "Consolidated Subsidiary" shall mean, at any date, for any Person, any
           -----------------------
Subsidiary or other entity the accounts of which would be consolidated under GAAP with those of such Person in its consolidated financial statements as of such date.

          "Contract" shall mean a binding contract between AmeriSource and an
           --------
Obligor including any and all instruments, agreements, invoices or other writings which gives rise to a short-term trade receivable arising from the sale by AmeriSource of goods or services in the ordinary course of AmeriSource's business.

          "Credit Agreement" shall mean the Credit Agreement dated as of January
           ----------------
8, 1997, among AmeriSource Corporation, AmeriSource Health Corporation, the lenders named therein and NationsBank, N.A., as the same may from time to time be amended, supplemented or otherwise modified.

          "Credit and Collection Policy" shall mean, with respect to AmeriSource
           ----------------------------
and the Servicer, such Person's credit, collection, enforcement, procedure and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Exhibit A hereto, as the same may be modified from time to time in compliance with Section 6.04(c) hereof.

          "Default Ratio" shall mean, on any Monthly Report Date, the ratio
           -------------
(expressed as a percentage) calculated as of the end of the preceding Monthly Period (the "Calculation Month") of (i) the aggregate Outstanding Balance of all
             -----------------
Receivables which were not Defaulted Receivables as of the first day of the Calculation Month but which were Defaulted Receivables or Early Charge-Offs as of the last day of the Calculation Month to (ii) the aggregate Outstanding Balance of all Receivables generated by AmeriSource during the Monthly Period that occurred four calendar months before the Calculation Month.

          "Defaulted Receivable" shall mean a Receivable (i) which has become
           --------------------
uncollectible by reason of the Obligor's inability to pay, as determined by the Servicer in accordance with AmeriSource's Credit and Collection Policy, (ii) in respect of which an Event of Bankruptcy (without giving effect to the 60-day grace period in paragraph (b) of such definition) has occurred with respect to the related Obligor or (iii) in respect of which the Obligor is more than 90 days past due, except that portion of the Outstanding Balance of the Receivables of such

Obligor which is the subject of a good faith Dispute between the Servicer or AmeriSource and the Obligor as to the amount due on the related Contract.

          "Deferred Purchase Price" shall mean, at any time, the Adjusted Total
           -----------------------
Reserve Percentage at such time multiplied by the Net Investment at such time.

          "Delinquency Ratio" shall mean, for each Monthly Period, the ratio
           -----------------
(expressed as a percentage) of (i) the aggregate Outstanding Balance of all Receivables which are greater than 60 days but less than 91 days past due as of the last day of such Monthly Period to (ii) the aggregate Outstanding Balance of all Receivables generated by the Originator during the Monthly Period that occurred three calendar months before the Monthly Period for which the Delinquency Ratio is being calculated.

          "DFC Program Facility" shall mean the facility governed by and/or
           --------------------
consisting of the APA Credit Agreement, APA Agent, APA Lending Banks, Program Letter of Credit, Program Letter of Credit Reimbursement Agreement, Program LOC Bank, Security Agreement and the Collateral Agent.

          "Dilution Factors" shall mean credits issued for returned or
           ----------------
repossessed goods, shortages, pricing adjustments and volume rebates and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations or actual set-offs of an Eligible Government Receivable) that (i) are given to an Obligor in accordance with AmeriSource's Credit and Collection Policy and (ii) result in a reduction of such Obligor's payment obligation.

          "Dilution Ratio" shall mean, for any Monthly Period, the ratio
           --------------
(expressed as a percentage) of (i) the aggregate Dilution Factors of all Receivables as of the last day of such Monthly Period to (ii) the aggregate Outstanding Balance all Receivables generated during the prior Monthly Period.

          "Dilution Reserve Percentage" shall mean, at any time, the greatest
           ---------------------------
of:  (i) 7%, (ii) (1.5 x ED) and (iii) (1.3 x DS).

               Where:

               ED =  Expected Dilution and
               DS =  Dilution Spike.

          "Dilution Spike" shall mean, at any time, the highest of the Dilution
           --------------
Ratios as calculated for the twelve most recent Monthly Periods ending on the most recent Monthly Period.

          "Discount" shall mean with respect to any Tranche Period for any
           --------
Tranche:

                              (TR + PF) x TNI x AD
                              --------------------
                                       AP

Where:

TR  =  the Tranche Rate applicable to such Tranche Period for such Tranche;

PF  =  the Program Fee;

TNI =  the amount of such Tranche;

AD = the actual number of days (including the first but excluding the last day) during such Tranche Period; and

AP = the number of days in the annual period on the basis of which Discount for such Tranche Period is calculated, being 360 if the Tranche Rate for such Tranche Period is calculated by reference to any rate other than Base Rate, and 365 or 366, as the case may be, if the Tranche Rate for such Tranche Period is calculated by reference to Base Rate;

provided, however, that no provision of this Agreement shall require the payment
--------  -------
or permit the collection of Discount in excess of the maximum permitted by applicable Law; and provided, further, that Discount shall not be considered
                    -------- --------
paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

          "Dispute" shall mean any dispute, deduction, claim, offset, defense,
           -------
counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

          "Dollar" and "$" shall mean lawful currency of the United States of
           ------       -
America.

          "Early Charge-Off" shall mean a Receivable (or any portion thereof)
           ----------------
which is (i) a Charge-Off and (ii) less than 120 days past due.

          "Effective Date" shall mean the later of (i) July 15, 1999 and (ii)
           --------------
the date on which the conditions set forth in Section 3.03 have been satisfied.

          "Eligible Government Receivables" shall mean, at the time, any
           -------------------------------
Eligible Receivables for which the related Obligor is the United States of America, any State or any agency or instrumentality or political subdivision thereof.

          "Eligible Receivable" shall mean, at the time, any Receivable:
           -------------------

          (a) which complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

          (b) which constitutes an "account" or a "general intangible" as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Owners' ownership interests therein, and is not evidenced by an "instrument", as defined in the UCC as so in effect;

          (c) which was originated in connection with a sale of goods or the provision of services by AmeriSource in the ordinary course of AmeriSource's business to an Obligor who was approved by AmeriSource in accordance with its Credit and Collection Policy, and which Obligor is not an Affiliate of the Seller or AmeriSource;

          (d) which (i) arises from a Contract and has been billed, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of AmeriSource or the Seller under such Contract and
(B) does not contain any provision that restricts the ability of the Administrative Agent or an Owner to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

          (e) which is genuine and constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, and which is not subject to any Disputes or other offsets (other than Eligible Government Receivables), counterclaims or defenses;

          (f)  which provides for payment in Dollars by the related Obligor;

          (g) which directs payment thereof to be sent to a Permitted Lockbox or the Concentration Account;

          (h) which has not been repurchased by the Seller or the Servicer pursuant to the repurchase provisions of this Agreement;

          (i)  which is not a Defaulted Receivable;

          (j) which has a related Obligor who (i) is not more than 90 days past due on greater than 50% of the aggregate outstanding balance of such Receivable and other receivables generated by AmeriSource and (ii) is not the subject of a current Event of Bankruptcy and has not been the subject of an Event of Bankruptcy during the prior 24 months unless otherwise agreed to in writing by the Administrative Agent (acting on behalf of the Owners);

          (k) which has a related Obligor that is a Person domiciled in the United States of America or Canada;

          (l) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Purchased Interest to the Buyer hereunder unlawful, invalid or unenforceable and which is not subject to any legal limitation on transfer;

          (m) which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement and the DFC Program Facility;

          (n) for which all goods, services, and other products and transactions in connection with such Receivable have been finally performed or delivered to and accepted by the Obligor without Dispute;

          (o) which does not provide the Obligor with the right to obtain any cash advance thereunder;

          (p) which has not been selected in a manner materially adverse to the Buyer;

          (q) which, if such Receivable is not interest bearing, by its terms requires payment in respect thereof to be made no later than 120 days after the date of the original invoice with respect thereto;

          (r) which is an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time;

          (s) which is not of a type that has been disqualified by S&P or Moody's for any other reason;

          (t) which is not payable in installments (except for Receivables related to opening orders);

          (u)  which is not evidenced by a promissory note; and

          (v) which has terms which have not been modified, impaired, waived, altered, extended or renegotiated since the initial sale or provision of service to an Obligor in any way not provided for in this Agreement.

     Notwithstanding anything to the contrary contained in this Agreement, (i) no Receivable, the obligor of which is a Federal Obligor, shall be included as an Eligible Receivable if the Servicer fails to calculate the Federal Set Off Reserve and (ii) no Receivable, the obligor of which is a State Obligor or a Local Obligor, shall be included as an Eligible Receivable if the Servicer fails to calculate the State/Local Set Off Reserve.

          "Equity Transaction" shall mean, with respect to any member of the
           ------------------
Consolidated Group, any issuance of shares of its capital stock or other equity interest; provided, however, that any Equity Transaction shall not include any
          --------  -------
such issuance (A) to a member of the Consolidated Group or (B) to an employee, officer or director or former employee, officer or director pursuant to a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

          "ERISA" shall mean, with respect to any Person, the Employee
           -----
Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean, with respect to any Person, any
           ---------------
corporation or person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which such Person is a member, or (ii) solely for purposes of potential liability under
Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which such Person is a member.

          "Event of Bankruptcy" shall mean, for any Person:
           -------------------

          (a) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

          (b) a proceeding shall have been instituted (i) in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and (ii) either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur provided that the grace period allowed for by this clause (ii) shall not apply to any proceeding instituted by an Affiliate of such Person in furtherance of any of the actions set forth in the preceding clause (i); or

          (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or

          (d) if such Person is a corporation, such Person or any Subsidiary of such Person shall take any corporate action in furtherance of any of the actions set forth in the preceding clause (a), (b) or (c).

          "Event of Termination" shall mean, with respect to any Person, (i) a
           --------------------
contribution failure shall occur with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; or (ii) the Internal Revenue Service shall, or shall indicate its intention in writing to the Seller, AmeriSource or any ERISA Affiliate to, file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of the Seller, AmeriSource or any ERISA Affiliates; or (iii) the PBGC shall, or shall indicate its intention in writing to the Seller, AmeriSource or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, AmeriSource or any ERISA Affiliate or terminate any Plan that has unfunded benefit liabilities; or (iv) any steps shall have been taken to terminate any Plan subject to Title IV of ERISA.

          "Excess Funding Account" shall mean the Excess Funding Account
           ----------------------
established and maintained in accordance with Section 2.15 hereof.

          "Expected Dilution" shall mean, at any time, the greatest consecutive
           -----------------
three-month average of the Dilution Ratios as calculated for the twelve most recent Monthly Periods ending on the most recent Monthly Period.

          "Expiration Date" shall mean the earliest of (i) May 10, 2002, (ii)
           ---------------
the latest Purchase Termination Date under the Asset Purchase Agreement, (iii) the date of termination of any credit agreement under the DFC Program Facility,
(iv) the date of termination of the
commitment of any APA Purchaser under the Asset Purchase Agreement (unless other APA Purchaser(s) or a replacement APA Purchaser accepts such terminating APA Purchaser's commitment) or (v) the day on which the Administrative Agent delivers a Notice of Termination pursuant to Section 7.02 hereof or a Termination Event described in Section 7.01(k) hereof occurs.

          "Federal Obligor" shall mean the United States of America or any
           ---------------
department, agency or instrumentality thereof; provided, that any such
                                               --------
department, agency or instrumentality may be recharacterized as other than a Federal Obligor if AmeriSource shall have presented the Administrative Agent with evidence that such Person is not entitled to set off for obligations owed to other Federal Obligors and the Administrative Agent shall have been satisfied with respect to such recharacterization.

          "Federal Set Off Reserve" shall mean the combined total of (a) the sum
           -----------------------
of (i) the aggregate amount of Federal income taxes ("FIT") and Federal
                                                      ---
Unemployment Taxes ("FUT") accrued by the Guarantor and/or any of its
                     ---
Subsidiaries prior to the current calendar quarter that have not been paid plus
(ii) one-ninetieth of the aggregate amount of FIT and FUT accrued by the Guarantor and/or any of its Subsidiaries during the most recently ended calendar quarter (the "Benchmark Quarter") times the sum of (x) the number of days as of
              -----------------
the current calculation date ("Report Date") that have elapsed during the
                               -----------
current calendar quarter since the last full payment of FIT and FUT by the Guarantor and/or any of its Subsidiaries plus (y) 36 days and (b)(i) the aggregate amount of Federal payroll witholding taxes due but not paid by the Guarantor and/or any of its Subsidiaries prior to the current calculation date ("Report Date") plus (ii) one-ninetieth of the aggregate amount of Federal
  -----------
payroll witholding taxes accrued during the Benchmark Quarter times 44 days; provided, however, that in no event shall the Federal Set Off Reserve exceed the
--------  -------
aggregate Outstanding Balance of Receivables owed by Federal Obligors that have not waived their rights to setoff amounts owed to them; and, provided further,
                                                             -------- -------
that the Guarantor and/or any of its Subsidiaries may by notice in any Monthly Report, change the methodology for calculating the Federal Set Off Reserve after approval by the Administrative Agent, S&P and Moody's.

          "Fee Letter" shall mean the agreement dated as of May 14, 1999 between
           ----------
the Seller and the Buyer setting forth the fees payable to the Owners and the Referral Agent by the Seller in connection with the Owners' investment in the Seller's Receivables.

          "Fiscal Year" shall mean each year ending September 30, which is the
           -----------
fiscal year of the Seller and the Servicer for accounting purposes.

          "Funded Debt" shall mean, for any Person, without duplication, (i)
           -----------
obligations for borrowed money, (ii) obligations representing the deferred purchase price of property, (iii) obligations, whether or not assumed, which are secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person; provided, that for the purposes
                                               --------
of calculating the financial covenants contained in Section 6.05 hereof, the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) Capitalized Lease obligations, (vi) obligations pursuant to a Guarantee, (vi) the outstanding principal amount under any securitization transaction, (vii) the principal outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

          "Government Set Off Reserve" shall mean the Federal Set Off Reserve
           --------------------------
plus the State/Local Set Off Reserve.

          "Group A Obligor" shall mean any Obligor who is not listed on Exhibit
           ---------------
E hereto and whose short-term debt is rated at least "A-1" by S&P, and at least "P-1" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "A" by S&P, and at least "A2" by Moody's.

          "Group B Obligor" shall mean any Obligor who is not listed on Exhibit
           ---------------
E hereto and (i) who is not a Group A Obligor and (ii) whose short-term debt is rated at least "A-2" by S&P and at least "P-2" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "BBB+" by S&P and at least "Baa1" by Moody's.

          "Group C Obligor" shall mean any Obligor who is not listed on Exhibit
           ---------------
E hereto and (i) who is not a Group A Obligor or a Group B Obligor and (ii) whose short-term debt is rated at least "A-3" by S&P and at least "P-3" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "BBB-" by S&P and at least "Baa3" by Moody's.

          "Group D Obligor" shall mean any Obligor who is not a Group A Obligor,
           ---------------
Group B Obligor or Group C Obligor and who is not listed on Exhibit E hereto.

          "Guarantee" shall mean, as applied to any Indebtedness, (i) a
           ---------
guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The amount of any Guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such Guarantee.

          "Guaranteed Obligations" shall have the meaning set forth in Section
           ----------------------
4.01A.

          "Guarantor" shall mean AmeriSource Health Corporation, a Delaware
           ---------
corporation.

          "Incremental Purchase" shall have the meaning ascribed to such term in
           --------------------
Section 2.02 hereof.

          "Indebtedness" of any Person shall mean, without duplication, (i) all
           ------------
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Guarantees of such Person, (viii) the principal portion of all obligations of such Person under Capitalized Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (xii) the principal balance outstanding under any securitization transaction and (xiii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

          "Indemnified Parties" shall have the meaning ascribed to such term in
           -------------------
Section 9.02(a)(i) hereof.

          "Individual Group Reserve" shall mean, with respect to any Set Off
           ------------------------
Group on any day, (a) 90 multiplied by the State/Local Tax Per Diem plus (b) an
                                                                    ----
amount equal to the State/Local Tax Per Diem for each day that has elapsed since the end of the most recent State/Local Tax Period plus (c) the aggregate amount
                                                  ----
of any state/local income tax obligations accrued prior to the current State/Local Tax Period that have not been paid; provided, that if the Servicer
                                                --------
shall have elected to exclude Receivables owed by all Obligors in a Set Off Group from the Eligible Receivables on any day, the Individual Group Reserve for that Set Off Group on such day shall be zero; provided further, that the Individual Group Reserve for
                        -------- -------
any Set Off Group shall not exceed the aggregate Outstanding Balance of Eligible Receivables owed by Obligors in such Set Off Group; and provided further, that
                                                        -------- -------
the Seller may by notice in any Monthly Report, change the methodology for calculating the Individual Group Reserve as to any Set Off Group after approval by the Administrative Agent, S&P and Moody's.

          "Intercreditor Agreement" shall mean the Amended and Restated
           -----------------------
Intercreditor Agreement dated as of July 15, 1999, between the Seller, AmeriSource, the Administrative Agent and NationsBank, N.A., as administrative agent for the lenders named in the Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

          "JPM" shall have the meaning ascribed to such term in Section 7.01(m)
           ---
hereof.

          "Law" shall mean any law (including common law), constitution,
           ---
statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "Lien", in respect of the property of any Person, shall mean any
           ----
ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

          "Local Obligor" shall mean any county, municipal or other local
           -------------
government or any department, agency or instrumentality thereof.

          "Lockbox Account" shall mean a demand deposit account identified on
           ---------------
Exhibit J hereto maintained with a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of depositing payments made by the Obligors or such other account as the Seller and the Administrative Agent may agree upon from time to time.

          "Lockbox Servicing Instructions" shall mean the instructions relating
           ------------------------------
to lockbox services in connection with a Permitted Lockbox and related Lockbox Account which are contained in the applicable Account Transfer Letter or other agreement and are reasonably satisfactory to the Administrative Agent, which have been agreed upon by the Seller and the related Permitted Lockbox Bank.

          "Loss Horizon Ratio" shall mean a fraction, (i) the numerator of which
           ------------------
is equal to the aggregate Outstanding Balance of all Receivables generated during the period of the four consecutive Monthly Periods ending on the last day of the month as of which the Total Reserve Percentage is computed times the Weighted Average Term Factor and (ii) the denominator of which is equal to the Net Receivables Balance on the last day of the month as of which the Total Reserve Percentage is computed.

          "Loss Ratio" shall mean the highest average of the Default Ratios
           ----------
computed for any three consecutive Monthly Periods that occurred during the most recent twelve consecutive Monthly Periods ending on the last day of the month as of which the Total Reserve Percentage is computed.

          "Loss Reserve Percentage" shall mean the percentage calculated as of
           -----------------------
the end of the preceding Monthly Period to be in effect for the succeeding Monthly Period, equal to the greater of:

          (i)  11% and

          (ii)  2.0 x LR x LHR.

          Where:

          LR  =  the Loss Ratio and

          LHR =  Loss Horizon Ratio.

          "Majority Owners" shall mean, at any time, the Administrative Agent
           ---------------
and those Owners owning in aggregate in excess of 50% of the Purchased Interest at such time.

          "Maximum Net Investment" shall mean $325,000,000, unless otherwise
           ----------------------
increased with the consent of the Buyer and confirmation by S&P and Moody's of the then-current ratings of the Commercial Paper, or reduced as provided in
Section 2.11(a) hereof; provided, however, that at all times on and after the
                        --------  -------
Expiration Date, the "Maximum Net Investment" shall mean the Net Investment.
                      ----------------------

          "Monthly Period" shall mean a calendar month.
           --------------

          "Monthly Report" shall have the meaning ascribed to such term in
           --------------
Section 2.14(a) hereof.

          "Monthly Report Date" shall mean, with respect to each Monthly Period,
           -------------------
the twenty-fourth (24th) Business Day following the last day of such Monthly Period.

          "Moody's" shall mean Moody's Investors Service, Inc., together with
           -------
its successors.

          "Multiemployer Plan" shall mean, with respect to any Person, a
           ------------------
"multiemployer plan," as defined in Section 4001(a)(3) of ERISA, which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any ERISA Affiliate on behalf of its employees and which is covered by Title IV of ERISA.

          "Net Investment" shall mean, at any time, the sum of the amounts of
           --------------
Purchase Price paid to the Seller for each Incremental Purchase less the aggregate amount of Collections and other amounts received and applied by the Servicer or the Administrative Agent to reduce such Net Investment pursuant to Sections 2.08(b), 2.08(e), 2.08(f), 2.09 and 2.11(b) hereof; provided that the
                                                             --------
Net Investment shall be increased by the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason.

          "Net Receivables Balance" shall mean, at any time, the Outstanding
           -----------------------
Balances of the Eligible Receivables at such time reduced by the (i) Government
Set Off Reserves and       (ii) aggregate amount by which the Outstanding
Balances of all Receivables of each Obligor at such time exceeds the Concentration Factor for such Obligor at such time.

          "Notice of Termination" shall have the meaning ascribed to such term
           ---------------------
in Section 7.02 hereof.

          "Obligor" shall mean, for any Receivable, each and every Person who
           -------
purchased goods or services on credit under a Contract and who is obligated to make payments to AmeriSource or the Seller as assignee thereof pursuant to such Contract.

          "Office" shall mean, when used in connection with the Administrative
           ------
Agent, the Buyer, the Seller or the Servicer, their respective offices as set forth on the signature pages hereto, or at such other office or offices of the Administrative Agent, the Buyer, the Seller, the Servicer or branch, Subsidiary or Affiliate of any thereof as may be designated in writing from time to time by the Administrative Agent, the Buyer, the Seller or the Servicer to the Administrative Agent, the Buyer, the Seller, or the Servicer, as appropriate.

          "Official Body" shall mean any government or political subdivision or
           -------------
any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Outstanding Balance" of any Receivable shall mean, at any time, the
           -------------------
then outstanding amount thereof.

          "Owner" shall mean, at any time, the Buyer, each APA Purchaser, if
           -----
any, and all other owners by assignment or otherwise of the Purchased Interest at such time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Permitted Concentration Account Bank" shall mean the bank identified
           ------------------------------------
on Exhibit J hereto or such other bank or financial institution or entity as the Seller and the Administrative Agent may agree upon from time to time.

          "Permitted Lockbox" shall mean a post office box or other mailing
           -----------------
location identified on Exhibit J hereto maintained by a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, or such other post office box or mailing location, or an account, or such other account identified on Exhibit J hereto, all as the Administrative Agent and the Seller may agree upon from time to time.

          "Permitted Lockbox Bank" shall mean a bank identified on Exhibit J
           ----------------------
hereto or such other bank or financial institution or entity as the Seller and the Administrative Agent may agree upon from time to time.

          "Person" shall mean an individual, corporation, limited liability
           ------
company, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

          "Plan" shall mean, with respect to any Person, any employee benefit or
           ----
other plan which is or was at any time during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Potential Termination Event" shall mean an event or condition which
           ---------------------------
with the giving of notice, the passage of time or any combination of the foregoing, would, unless cured or waived, constitute a Termination Event.

          "Proceeds" shall mean "proceeds" as defined in Section 9-306(1) of the
           --------
UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Owners' ownership interests therein.

          "Program Fee" shall have the meaning set forth in the Fee Letter.
           -----------

          "Program Letter of Credit" shall mean the letter of credit issued by
           ------------------------
the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement.

          "Program Letter of Credit Reimbursement Agreement" shall mean the
           ------------------------------------------------
Amended and Restated Program Letter of Credit Reimbursement Agreement dated as of December 6, 1995, as amended, between the Buyer and the Program LOC Bank, as the same may from time to time be amended, supplemented or otherwise modified.

          "Program LOC Bank" shall mean Morgan Guaranty Trust Company of New
           ----------------
York or such other Person, together with its successors or assigns, as the party to the Program Letter of Credit Reimbursement Agreement issuing the Program Letter of Credit.

          "Purchase" shall mean a purchase by an Owner of an undivided
           --------
percentage ownership interest in Receivables hereunder, together with the Related Security and Collections with respect thereto.

          "Purchase Agreement" shall mean the Purchase Agreement dated as of May
           ------------------
14, 1999, by and between the Seller, as purchaser, and AmeriSource, as seller, of the Receivables, as the same may from time to time be amended, supplemented or otherwise modified.

          "Purchase Availability Amount" shall mean, as of any date, an amount
           ----------------------------
equal to the excess, if any, of (i) the Maximum Net Investment as of such date over (ii) the Net Investment as of such date.

          "Purchase Availability Fee" shall have the meaning set forth in the
           -------------------------
Fee Letter.

          "Purchase Documents" shall mean this Agreement, the Purchase
           ------------------
Agreement, the Lockbox Servicing Instructions, the Concentration Account Servicing Instructions, the Account Transfer Letters, and such other agreements, documents and instruments entered into and delivered by Seller or the Servicer in connection with the transactions contemplated by this Agreement.

          "Purchase Notice" shall have the meaning ascribed to such term in
           ---------------
Section 2.03 hereof.

          "Purchase Price" shall mean with respect to any Incremental Purchase,
           --------------
the amount agreed to by the Seller and the Administrative Agent and paid to the Seller by the Administrative Agent, on behalf of the Owners, as set forth in the Purchase Notice related to such Incremental Purchase, but not in excess of the Purchase Availability Amount on the date of such Incremental Purchase (without giving effect thereto). Purchase Price refers to an amount actually paid and does not include any amount of Deferred Purchase Price.

          "Purchased Interest" shall mean, at any time, an undivided percentage
           ------------------
ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, equal to the Buyer's Percentage Interest at such time, and only at such time (without regard to prior calculations). The Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Purchased Interest in each other Receivable, together with Related Security and Collections. To the extent that the Purchased Interest shall decrease as a result of a recalculation of the Buyer's Percentage Interest, each Owner, ratably in accordance with the percentage of the Purchased Interest owned by the Administrative Agent, on behalf of such Owner, shall be deemed to have reconveyed to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Purchased Interest in each Receivable shall be equal to the Purchased Interest in each other Receivable.

          "Qualified Institution" shall mean (i) a depositary institution
           ---------------------
organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1+ by S&P and P-1 by Moody's or (ii) a depositary institution acceptable to each of S&P and Moody's; provided, however, that an institution which shall have
                         --------  -------
corporate trust powers and which maintains the Collection Account as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody's.

          "Rate Variance Factor" shall mean an interest rate variance factor
           --------------------
equal to 1.2.

          "Receivable" shall mean, all indebtedness owed to the Seller (after
           ----------
giving effect to the sale by AmeriSource to the Seller under the Purchase Agreement) by any Obligor (without giving effect to any purchase hereunder by the Buyer at any time) under a Contract, whether or not constituting an account or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods or the rendering of services by AmeriSource, all monies due or to become due under such Contract, and including the right to payment of any other obligations of such Obligor with respect thereto, but excluding any amount of sales tax, excise tax or other similar tax or charge incurred in connection with the sale of the goods or services which gave rise to such indebtedness. Notwithstanding the foregoing, once a Receivable has been deemed collected or is repurchased pursuant to
Section 2.08(c), 2.08(d), 2.08(e) or 2.08(f) hereof and payments therefor received by the Servicer, it shall no longer constitute a Receivable hereunder.

          "Records" shall mean correspondence, memoranda, computer programs,
           -------
tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language maintained with respect to the Receivables and the related Obligors.

          "Referral Agent" shall mean Morgan Guaranty Trust Company of New York,
           --------------
together with its successors or assigns, in its capacity as referral agent for the Buyer under the Amended and Restated Referral Agreement dated as of December 6, 1995, as amended, between the Buyer and the Referral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

          "Related Security" shall mean with respect to any Receivable:
           ----------------

          (a) all Contracts with respect to such Receivable;

          (b) all of the Seller's interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which by Seller gave rise to such Receivable;

          (c) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (d) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

          (e) all Records relating to, and all service contracts and any other contracts associated with, the Receivables, the Contracts or the Obligors;

          (f) all of the Seller's right, title and interest in and to the Purchase Agreement; and

          (g)  all Proceeds of the foregoing.

          "Remainder" shall have the meaning ascribed to such term in Section
           ---------
2.08(a) hereof.

          "Responsible Officer" shall mean, with respect to the Seller, the
           -------------------
Servicer or AmeriSource, the chief executive officer, chief financial officer or treasurer of such Person and any other Person designated as a Responsible Officer by any such officers, identified on the List of Responsible Officers attached as Exhibit H hereto (as such List may be amended or supplemented from time to time) and agreed to by the Administrative Agent.

          "Security Agreement" shall mean the Amended and Restated Security
           ------------------
Agreement dated as of December 6, 1995, as amended, between the Buyer and Morgan Guaranty Trust Company of New York, as collateral agent for, among other parties, the APA Purchasers, the Program LOC Bank, the APA Lending Banks, the APA Agent and the holders from time to time of the Commercial Paper, as the same may from time to time be amended, supplemented or otherwise modified.

          "Seller" shall mean AmeriSource Receivables Financial Corporation, a
           ------
Delaware corporation.

          "Servicer" shall mean, initially, AmeriSource and, thereafter, any
           --------
Person which upon the termination of AmeriSource as the Servicer succeeds to the functions performed by AmeriSource as the Servicer of the Receivables pursuant to a Complete Servicing Transfer.

          "Servicing Compensation" shall have the meaning ascribed to such term
           ----------------------
in Section 4.07(e) hereof.

          "Servicing Compensation Rate" shall mean 1.0% per annum expressed as a
           ---------------------------
decimal; provided, however, that if AmeriSource is the Servicer, such rate shall
         --------  -------
mean .125% per annum.

          "Servicing Default" shall have the meaning specified in Section 4.10
           -----------------
hereof.

          "Set Off Group" shall mean, initially, with respect to each state, all
           -------------
State Obligors and Local Obligors arising for such state; provided, however,
                                                          --------  -------
that, with respect to any state, if the Administrative Agent has been satisfied after AmeriSource shall have provided the Administrative Agent with information to the effect that: (a) the State Obligors in that state could not set off taxes owed by AmeriSource to such State Obligors against Receivables owed by Local Obligors in that state to AmeriSource, and (b) the Local Obligors in that state could not set off taxes owed by AmeriSource to such Local Obligors against Receivables owed by State Obligors in that state to AmeriSource, then AmeriSource could elect to create several separate Set Off Groups for that state, one of which would contain all of such State Obligors and each other of which would contain a Local Obligor; and, provided further, that any State
                                          -------- -------
Obligor or Local Obligor that has waived its right to setoff amounts owed to it against the Receivables in a manner satisfactory to the Administrative Agent need not be included in any Set Off Group.

          "Special Obligor" shall mean any Obligor listed from time to time on
           ---------------
Exhibit E hereto, such Exhibit E to be amended from time to time with the prior written approval of the Administrative Agent and confirmation from each of Moody's and S&P that its then current rating of the Commercial Paper will not be reduced or withdrawn solely as a result of the amendment of the list of Special Obligors.

          "State/Local Set Off Reserve" shall mean, on any day, the aggregate
           ---------------------------
amount of the Individual Group Reserves for all Set Off Groups.

          "State/Local Tax Per Diem" shall mean, for any Set Off Group, (a) the
           ------------------------
amount of state and local tax obligations of the Guarantor and/or any of its Subsidiaries to the Obligors in such Set Off Group accrued during the calendar quarter ending prior to the most recent Monthly Report Date, whether remitted to the applicable State Obligor and Local Obligor quarterly, monthly or otherwise, divided by (b) 90.

          "State/Local Tax Period" shall mean, for any Set Off Group, the period
           ----------------------
selected by AmeriSource, subject to the satisfaction of the Administrative
Agent.

          "State Obligor" shall mean any state or any department, agency or
           -------------
instrumentality thereof.

          "Subservicer" shall mean any Person to whom the Servicer from time to
           -----------
time may delegate all or any part of its servicing obligations hereunder pursuant to Section 4.07(f).

          "Subservicing Agreement" shall mean any written contract between the
           ----------------------
Servicer and any Subservicer relating to the servicing or administration of all or any portion of the Receivables.

          "Subsidiary" shall mean, for any Person, any corporation or other
           ----------
entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "S&P" shall mean Standard & Poor's Rating Services, a division of The
           ---
McGraw-Hill Companies, Inc., together with its successors.

          "Termination Event" shall have the meaning ascribed to such term in
           -----------------
Section 7.01 hereof.

          "Total Reserve Percentage" shall mean, at any time of determination,
           ------------------------
the sum of (i) the Loss Reserve Percentage and (ii) the Dilution Reserve Percentage.

          "Tranche" shall have the meaning ascribed to such term in Section
           -------
2.06(b) hereof.

          "Tranche Period" shall mean, with respect to any Tranche, (i) prior to
           --------------
the Expiration Date, a period of up to 120 days requested by the Seller and determined by the Administrative Agent in consultation with each Owner, commencing on the Business Day requested by the Seller and determined by the Administrative Agent in consultation with each Owner, and (ii) after the Expiration Date, a period of one day (unless the Administrative Agent, after consultation with each Owner, agrees at such time to a longer period). If such Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day (provided, that for any
                                                      --------
Tranche funded by reference to the Eurodollar Rate (as defined in the Asset Purchase Agreement), if the next succeeding Business

Day is in the next calendar month, such Tranche Period shall end on the next preceding Business Day).

          "Tranche Rate" shall mean, for any Tranche Period for any Tranche, a
           ------------
rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year and the actual days elapsed) equal to the rate of interest (or if more than one rate, the weighted average of the rates) at which funds are borrowed, drawn down or otherwise obtained during such Tranche Period, in connection with the issuance of Commercial Paper, the provision of loans under the APA Credit Agreement, the sale of Receivables by the Buyer pursuant to the Asset Purchase Agreement, the assignment of the Buyer's purchase obligation hereunder pursuant to the Asset Purchase Agreement, drawing under the Program Letter of Credit or otherwise, by an Owner for the purpose of making or maintaining its investment in such Tranche, excluding from the computation of such rates any dealer's discount or fees and excluding any and all other fees directly attributable to such funding. In the case of the issuance of Commercial Paper, such rate of interest shall equal the rate of interest (computed as described in the preceding sentence) of Commercial Paper issued by the Buyer. In the case of borrowings under the APA Credit Agreement or drawings under the Program Letter of Credit, such rate of interest, at the option of the Buyer, may be determined by the weighted average of such interest rates as applicable to all sellers of receivables to the Buyer; provided,
                                                                --------
however, that the "Tranche Rate" for any Tranche Period shall not exceed the
-------
Base Rate plus 2% per annum. At all times on and after the Expiration Date occurring for the reason set forth in clause (v) of the definition of such term (other than due to a Termination Event described in Section 7.01(h) or Section 7.01(m) hereof), the Administrative Agent, after consultation with each Owner, may declare the "Tranche Rate" for any Tranche Period to be equal to the Base Rate plus 2% per annum.

          "Tranche Selection Notice" shall have the meaning ascribed to such
           ------------------------
term in Section 2.06(c) hereof.

          "Transaction Costs" shall have the meaning ascribed to such term in
           -----------------
Section 9.01 hereof.

          "UCC" shall mean, with respect to any jurisdiction, the Uniform
           ---
Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended, supplemented or otherwise modified and in effect in such jurisdiction.

          "Weighted Average Term Factor" shall mean an amount equal to the
           ----------------------------
greater of: (i) 1.0 or (ii) the ratio of (A) the weighted average payment terms plus 90 to (B) 120.

          "Year 2000 Compliant" shall have the meaning ascribed to such term in
           -------------------
Section 5.03(m) hereof.

          1.02.  Interpretation and Construction.  Unless the context of this
                 -------------------------------
Agreement otherwise clearly requires, references to the plural include the singular, the plural and the part the whole. References in this Agreement to "determination" by the Buyer or the Administrative Agent shall be conclusive absent manifest error and include good faith estimates by the Buyer or the Administrative Agent, as the case may be (in the case of quantitative determinations), and good faith beliefs by the Buyer or the Administrative Agent, as the case may be (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

          1.03.  Obligor Classification.  The unsubordinated debt rating of an
                 ----------------------
Obligor shall be determined as follows:

          (a) short-term debt ratings shall be utilized in determining the relevant Obligor classification unless an Obligor has long-term debt ratings only, in which case the long-term ratings may be utilized in determining the relevant Obligor classification;

          (b) if any debt rating of an Obligor which is based upon (i) full credit enhancement provided by a third party, (ii) a guaranty in full by the parent or (iii) collateral of the entire obligation, the debt rating of the credit enhancer, guarantor or collateral shall be utilized;

          (c) if more than one rating agency provides a rating of any type of the Obligor's debt, the lowest rating for such type of debt shall be utilized;

          (d) if no ratings are available for an Obligor who is not a Special Obligor, then such Obligor shall be a Group D Obligor; and

          (e) if an Obligor's obligations under Receivables Contracts are fully guaranteed by its parent, the debt ratings of such Obligor's parent shall be utilized (following the rules set forth in clauses (a) through (d) of this Section 1.03).


                                   ARTICLE II

                           PURCHASES AND SETTLEMENTS
                           -------------------------

          2.01.  General Assignment and Conveyance.  At the time of each
                 ---------------------------------
Incremental Purchase pursuant to Sections 2.02 and 2.03 hereof and each reinvestment Purchase pursuant to Section 2.05 hereof, the Seller hereby sells, bargains, grants, assigns, transfers and conveys to the Administrative Agent, for the benefit of the applicable Owner or Owners, and the applicable Owner or Owners hereby cause the Administrative Agent, on behalf of the applicable Owner or Owners, to purchase and accept assignment and transfer from the Seller of, all of the Seller's right, title and interest in and to the Purchased Interest in the Receivables then existing as well as any additional Receivables thereafter arising. At the time of each recalculation pursuant hereto of the Buyers' Percentage Interest, each Owner, ratably in accordance with the percentage of the Purchased Interest owned by the Administrative Agent, for the benefit of such Owner, hereby causes the Administrative Agent, on behalf of such Owner, to reassign, retransfer and reconvey to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, equal to any reduction of the Buyer's Percentage Interest effected by such recalculation, in relation to the Buyer's Percentage Interest in effect immediately prior to such recalculation. It is not the intention of the parties that such Incremental Purchases and reinvestment Purchases be deemed a pledge of the Seller's Purchased Interest in the Receivables to the Administrative Agent (on behalf of the Owners) to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Purchased Interest in the Receivables is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Purchased Interest in the Receivables then this Agreement shall be deemed to be a security agreement and the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Seller to the Administrative Agent (for the benefit of the Owners) of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to (a) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (i) the Receivables, (ii) the Related Security with respect to such Receivables, (iii) all collections, including all cash collections and other cash proceeds of the Receivables, with respect to, and other proceeds of, such Receivables, and (iv) all monies from time to time on deposit in any Permitted Lockbox or related Lockbox Account, the Concentration Account, the Excess Funding Account or the Collection Account; and (b) all cash and non-cash proceeds of any of the foregoing. The possession by the Administrative Agent or its transferee (on behalf of the Owners) of notes, and such other goods, letters of credit, advices of credit, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Sections 9-305 thereof) as in force in the relevant jurisdiction. Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Administrative Agent or its transferee for the purpose of perfecting such security interest under applicable Laws.

          2.02.  Purchase Limits.  On or after the Effective Date, subject to
                 ---------------
the terms and conditions hereof, the Seller may at any time and from time to time at its option sell to the Administrative Agent (as agent for the applicable Owner or Owners) and the applicable Owner or Owners agree to cause the Administrative Agent, on behalf of the applicable Owner or Owners, to purchase from the Seller, undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with the Related Security and Collections with respect thereto (each an "Incremental Purchase"). The Owners shall have no obligation to make an
 --------------------
Incremental Purchase on any day, to the extent that the amount of such purchase shall exceed the Purchase Availability Amount, or shall cause the Buyer's Percentage Interest (after giving effect to such purchase) to exceed 100%. The Owners shall not be obligated to increase the Maximum Net Investment. The Buyer shall have no obligation to make an Incremental Purchase if the Buyer determines that it is not practicable to issue Commercial Paper and no Owner shall have an obligation to make any such purchase at or after the earlier to occur of (i) the Expiration Date and (ii) the reduction of the Maximum Net Investment to zero pursuant to Sections 2.11(a) or 2.17 hereof. Each Incremental Purchase shall be in an amount of $1,000,000 or any higher multiple of $100,000.

          2.03.  Purchase Price.  The Seller shall provide the Administrative
                 --------------
Agent with a notice in substantially the form of Exhibit B hereto (a "Purchase
                                                                      --------
Notice") at least two Business Days prior to each Incremental Purchase
------
(including the initial Incremental Purchase). On the closing date for each Incremental Purchase, the Administrative Agent, on behalf of the applicable Owner or Owners, shall deposit to the Seller's account at the location indicated on the signature page hereof, in immediately available funds, an amount equal to the Purchase Price for such Incremental Purchase. The Purchase Price of the initial Incremental Purchase shall equal the Owners' initial Net Investment. Each Purchase Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the applicable Owner or Owners against any loss or expense incurred by the applicable Owner or Owners, either directly or indirectly, including, in the case of the Buyer, losses and expenses incurred through the DFC Program Facility, as a result of any failure by the Seller to complete such Incremental Purchase including, without limitation, any loss (including the Program Fee attributable to any Incremental Purchase) or expense incurred by the applicable Owner or Owners, either directly or indirectly, including, in the case of the Buyer, losses and expenses incurred through the DFC Program Facility, by reason of the liquidation or reemployment of funds acquired by the applicable Owner or Owners (including, without limitation, funds obtained by issuing commercial paper (in the case of the Buyer) or promissory notes or obtaining deposits as loans from third parties) for the applicable Owner or Owners to fund such Incremental Purchase. The Owner or Owners shall make a good faith effort to mitigate any of the losses or expenses described in the immediately preceding sentence and incurred as a result of the failure by the Seller to complete such Incremental Purchase including, without limitation, any loss (including the Program Fee attributable to any Incremental Purchase) or expense incurred by the applicable Owner or Owners, either directly or indirectly including, in the case of the Buyer, losses and expenses incurred through the DFC Program Facility. The Administrative Agent shall notify the Seller of the amount determined by the applicable Owner or Owners to be necessary to compensate such Owner or Owners for such loss or expense. Such amount shall be due and payable by the Seller to the Administrative Agent for distribution to the applicable Owner or Owners ten Business Days after such notice is given.

          2.04.  Deferred Purchase Price.  The applicable Owner or Owners shall
                 -----------------------
defer from paying to the Seller with respect to their purchases of ownership interests in the Receivables an amount equal to the Deferred Purchase Price. The Seller shall calculate the Deferred Purchase Price as of the closing date for each Incremental Purchase and the Servicer shall calculate the Deferred Purchase Price as of the date of each Monthly Report and at such other times as the Administrative Agent shall request in writing.

          2.05.  Reinvestment Purchases.  On each Business Day occurring after
                 ----------------------
the initial Incremental Purchase hereunder and prior to the Expiration Date, the Seller hereby bargains, grants, sells, assigns, transfers and conveys to the Administrative Agent, for the benefit of the applicable Owner or Owners, and, subject to Section 3.04 hereof, such Owner or Owners hereby cause the Administrative Agent, on behalf of such Owner or Owners, to purchase from the Seller undivided percentage ownership interests in each and every Receivable (including any additional Receivables arising), together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) hereof, such that after giving effect to such Purchase, (i) the amount of the Net Investment at the close of such Owner's or Owners' business on such Business Day shall be equal to the amount of the Net Investment at the close of such Owner's or Owners' business on the Business Day immediately preceding such Business Day, plus the
                                                                      ----
Purchase Price paid with respect to any Incremental Purchase made on such day, if any, minus the reduction in Net Investment pursuant to Section 2.08(b),
        -----
2.08(e), 2.08(f), 2.11(b) or 2.17 hereof made on such day, if any, and (ii) such Owner's or Owners' Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Purchased Interest in each other Receivable, together with Related Security and Collections with respect thereto.

          2.06.  Funding of the Net Investment.
                 -----------------------------

          (a) At all times hereafter, but prior to the Expiration Date, the Buyer shall utilize its best efforts to issue Commercial Paper prior to selling any Purchased Interest to the APA Purchasers under the Asset Purchase Agreement to fund the Net Investment; provided, however, that nothing herein shall require
                            --------  -------
the Buyer to issue Commercial Paper when it is uneconomical or unavailable or limit the rights of the Buyer to sell any Purchased Interest to the APA Purchasers under the Asset Purchase Agreement or obtain funds through the DFC Program Facility to fund the Net Investment; provided, further, if any Purchased
                                             --------  -------
Interest has been purchased by an APA Purchaser, such Purchased Interest shall be funded using the Rates (as defined in the Asset Purchase Agreement) for such APA Purchaser set forth in the Asset Purchase Agreement.

          (b) At all times hereafter, but prior to the occurrence of the Expiration Date, the Seller shall, subject to the Buyer's, and, if applicable, each APA Purchaser's, approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period (each such portion so allocated being herein called a "Tranche"),
                                                                      -------
so that the aggregate amount of all Tranches shall at all times equal the Net Investment. Each Tranche shall be in an amount of $1,000,000 or increments of $100,000 in excess thereof. The Tranche Period corresponds to the funding term for each Tranche, and the Seller shall not request a Tranche Period whose final day would be a day on or after the second Business Day prior to the Expiration Date. The Seller shall request no Tranche Period for a Tranche funded with Commercial Paper that would exceed 120 days. The Administrative Agent shall select no Tranche Period for a Tranche funded with Commercial Paper that would expire on or after the Expiration Date.

          (c) The Seller shall give the Administrative Agent notice of a requested initial Tranche Period or Periods for each Incremental Purchase at least two Business Days prior to each Incremental Purchase and notice of each new requested Tranche Period for any Tranche at least two Business Days prior to the expiration of any then existing Tranche Period for such Tranche (each such notice shall be irrevocable, shall be in the form of Exhibit C hereto and shall be referred to as a "Tranche Selection Notice"); provided, however, that the
                     ------------------------    --------  -------
Buyer and, if applicable, each APA Purchaser, may select, in its sole discretion, any such Tranche Period if (i) the Seller fails to provide such notice on a timely basis or (ii) the Buyer and, if applicable, each

APA Purchaser, determines, in its sole discretion, that the Tranche Period requested by the Seller is unavailable or uneconomical. Upon the occurrence of a Termination Event or a market disruption, the Administrative Agent and each APA Purchaser may, in its sole discretion, at any time or from time to time, by written notice to the Seller, declare any Tranche Period to be terminated and allocate the amount of Net Investment allocated to the Tranche for such Tranche Period to one or more other Tranches and Tranche Periods as the Administrative Agent or such APA Purchaser, as the case may be, shall select. In the case of any Tranche Period ending after the Expiration Date, such Tranche Period shall end on the Expiration Date and thereafter, all such Tranche Periods shall be a period of one day (unless the Administrative Agent, after consultation with each Owner agrees at such time to a longer period). The Owners shall be entitled to indemnification from the Seller in accordance with Section 2.03 in the event that a Tranche Period is ended before its scheduled final day due to the occurrence of an Expiration Date occurring for the reason set forth in clause
(v) of the definition of such term.

          (d) At all times on and after the Expiration Date occurring for the reason set forth in clause (v) of the definition of such term (other than due to a Termination Event described in Section 7.01(h) and Section 7.01(m) hereof), the Administrative Agent, after consultation with each Owner, may declare the Tranche Rates applicable to the Net Investment to be equal to the Base Rate plus 2%.

          2.07.  Discount.  The Administrative Agent will provide the Seller
                 --------
and the Servicer with a report in substantially the form of Exhibit D hereto showing the Discount attributable to each Tranche for its then current Tranche Period on or prior to the third Business Day following the commencement of each Tranche Period and otherwise upon the reasonable request of the Seller and setting forth the Rate Variance Factor then in effect. The Tranche Rate and the Program Fee with respect to each Tranche shall accrue on each day occurring during the Tranche Period related thereto and the related Discount shall be payable by the Seller on the last day of the applicable Tranche Period. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day (unless the amount is payable in respect of a Tranche, the Tranche Rate of which is determined by reference to the Eurodollar Rate (as defined in the Asset Purchase Agreement), and the next succeeding Business Day is in the next calendar month, in which event the amount shall be payable on the next preceding Business Day). Discount payable hereunder shall be calculated for the actual days elapsed on the basis of a 360-day year for all Tranche Periods other than Tranche Periods with a Tranche Rate calculated by reference to the Base Rate, and on the basis of a 365- or 366-day year, as the case may be, for the Tranche Periods with a Tranche Rate calculated by reference to the Base Rate. Nothing in this Agreement shall limit in any way the obligations of Seller to pay the amounts set forth in this
Section 2.07.

          2.08.  Non-Liquidation Settlements and Other Payment Procedures.
                 --------------------------------------------------------

          (a) On each day after the day of the initial Incremental Purchase but prior to the Expiration Date, with respect to all Collections received on such day, the Owners shall be entitled to an allocation of such Collections in an amount, and there shall be allocated by the Servicer to the Owners an amount of such Collections, equal to the product of (i) the Buyer's Percentage Interest, expressed as a decimal and (ii) Collections, if any, received on or prior to such day and not previously applied or accounted for. The Servicer may, subject to Section 4.09 hereof, upon receipt of the Collections, commingle such Collections with its other funds; however, the books and records of the Servicer shall at all times reflect that the Buyer's Percentage Interest of the Collections received on each day is held in trust for the benefit of the Owners. Out of the Buyer's Percentage Interest of the Collections described in the first sentence of this
Section 2.08(a), on each such day, all Discount accrued through such day and not previously so held or paid shall be paid to the Owners as provided below. The remainder of such amount of Collections (the "Remainder") in respect of such
                                              ---------
Buyer's Percentage Interest shall, subject to the terms and conditions of this Agreement, be used by the Servicer to make a reinvestment Purchase of additional undivided percentage interests for the benefit of the Owners in each Receivable pursuant to Section 2.05 hereof. On the last day of each Tranche Period, from the Collections held by the Servicer, the Servicer shall deposit to the Administrative Agent's account, for distribution to the Owners in accordance with this Agreement and the Asset Purchase Agreement, an amount equal to the accrued and unpaid Discount for such Tranche Period. Not later than the Monthly Report Date in each month, the Servicer shall, for the immediately preceding Monthly Period, calculate (i) the amount of Collections for such preceding Monthly Period, (ii) the amount of such Collections allocated to the Owners,
(iii) of the amount so allocated to the Owners, the portion thereof representing Discount accrued during such preceding Monthly Period and the portion which is the Remainder, (iv) of the Remainder, the amount which was used to make reinvestment Purchases of additional undivided interests in Receivables for the benefit of the Owners as provided in Section 2.05 and (v) the amount of the balance of the Remainder, if any, which the Servicer shall apply as provided in
(b) below.

          (b) On each Monthly Report Date, the Servicer shall, in addition to the calculations described above, also calculate the Buyer's Percentage Interest. In the event that after giving effect to the application of the Remainder to make reinvestment Purchases pursuant to Section 2.05 and 2.08(a) hereof, the Buyer's Percentage Interest calculated as of the end of the preceding Monthly Period was greater than 100%, then the Servicer shall, unless the provisions in the last sentence of this Section 2.08(b) are applicable, within two Business Days following the Monthly Report Date, pay the amount of the Remainder not applied to make reinvestment Purchases either (i) to the Administrative Agent in reduction of the Net Investment or (ii) to the Administrative Agent for deposit into the Excess Funding Account as provided in
Section 2.15(b) hereof. If the Buyer's Percentage Interest calculated on any Monthly Report Date is greater than 100%, the Servicer may calculate the Adjusted Buyer's Percentage Interest within two Business Days of such Monthly Report Date and in so calculating use more recently delivered information, and the Servicer may use the Adjusted Buyer's Percentage Interest in place of the Buyer's Percentage Interest for purposes of determining payments required under
(i) or (ii) of the preceding sentence.

          (c) If on any day the Outstanding Balance of a Receivable is (w) reduced or canceled as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Servicer in accordance with AmeriSource's Credit and Collection Policy, or (x) reduced or canceled as a result of a set-off (including any set-off of any Eligible Government Receivables) in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (y) reduced or canceled as a result of any forgiveness of the obligation or of any adjustment by the Servicer in accordance with AmeriSource's Credit and Collection Policy, or (z) otherwise reduced or canceled as a result of any Dilution Factor with respect to such Receivable, the Servicer shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 5.02 hereof is no longer true or was not true when made with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full on the date of discovery that such representation or warranty was not true when made. If, on any day, the Seller or the Servicer becomes aware that any Receivable was, on the date such Receivable was purchased, subject to a Dispute or other offsets, counterclaims or defenses, the Seller shall be deemed to have received a Collection of such Receivable in full on the date of discovery of such Dispute, offset, counterclaim or defense.

          (d) The Seller has the option, to be exercised in its sole and absolute discretion, to repurchase the Owners' interest in any Receivable (or, alternatively, to substitute another Eligible Receivable) on and after the date on which such Receivable ceases to be an Eligible Receivable, by delivering to the Servicer a repurchase amount equal to Collections in full of such Receivable. Any repurchase amount received pursuant to this Section 2.08(d) shall be treated as a Collection hereunder.

          (e) Any Collections deemed to be received by the Seller pursuant to
Section 2.08(c) hereof during any Monthly Period shall be paid by the Seller to the Servicer on or before the Monthly Report Date of the following month or on such other day as specified by the Administrative Agent. The Servicer shall hold or distribute all Collections deemed received pursuant to Section 2.08(c) hereof to the same extent as if such Collections had actually been received on the day on which the deemed Collection occurred. So long as the Servicer shall hold any Collections or deemed Collections required to be paid to an Owner, it shall hold such Collections in trust for such Owner.

          (f) Any repurchase price received by the Servicer pursuant to Section 2.12(a) hereof and any amounts held in the Excess Funding Account shall be treated as Collections and shall be applied to a reduction of the Net Investment on the next day on which any Tranche Period ends.

          (g) On each day after the day of the initial Incremental Purchase hereunder, the Servicer shall allocate and distribute to the Seller an amount of Collections equal to the difference between (i) the aggregate amount of Collections, if any, received on or prior to such day and not previously allocated to the Owners or the Seller minus (ii) the amount of such Collections allocated to the Owners on such day pursuant to the first sentence of Section 2.08(a). The amount so allocated to the Seller shall be distributed to the Seller not later than the Monthly Report Date following receipt of such Collections.

          2.09.  Liquidation Settlement Procedures.  On the Expiration Date and
                 ---------------------------------
on each day thereafter, the Servicer shall set aside and hold in trust for the Owners, an amount equal to the product of (i) the Buyer's Percentage Interest, expressed as a decimal and (ii) Collections, if any, received on such day. Any amount not so required to be set aside and held in trust for the Owners, following each calculation of the Collections, allocation and Buyer's Percentage Interest, shall be set aside and held in trust for the Seller. On the last day of the Tranche Period for each Tranche to occur on or after the Expiration Date, the Servicer shall deposit the amount which has been held in trust for the Owners, together with any remaining amounts set aside pursuant to Section 2.08(a), into the Administrative Agent's account indicated on the signature page hereof, for distribution to the Owners in accordance with this Agreement and the Asset Purchase Agreement. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts to an Owner, the Administrative Agent shall distribute funds first, in payment of all fees and expenses payable to the
                 -----
Buyer, second, in payment of the Discount due, third, in reduction of such
       ------                                  -----
Owner's percentage of the Net Investment allocated to such Tranche Period, and fourth, in payment of all other Aggregate Unpaids (whether due or accrued). If
------
the Expiration Date was caused by an event described in clause (v) of the definition of such term, then following the distribution of funds described in the immediately preceding sentence, the Servicer shall withdraw from the funds held in trust for the Seller and pay to the Administrative Agent, for distribution to the Owners, an amount sufficient to ensure payment in full of the amounts set forth in clauses first, second and fourth of the immediately
                                 -----  ------     ------
preceding sentence. Any amounts held in trust for the Seller and not withdrawn to make the payments set forth in the immediately preceding sentence shall be distributed to the Seller on the last day of the Tranche Period. Following the date on which the Net Investment has been reduced to zero and all Discount due and all other Aggregate Unpaids have been indefeasibly paid in full, (i) upon retransfer by the Administrative Agent to the Seller of all of its right, title and interest to and under the Receivables and all Related Security and Collections, the Deferred Purchase Price shall be deemed to have been paid in full, (ii) the Buyer's Percentage Interest shall be deemed to be zero, (iii) the Owners shall be deemed to have reconveyed to the Seller any interest in the Receivables (including the Purchased Interest), (iv) the Servicer shall pay to the Seller any remaining Collections set aside and held by the Servicer pursuant to the first sentence of this Section 2.09 and (v) the Administrative Agent and the Owners shall execute and deliver to the Seller, at Seller's expense, such documents or instruments as are reasonably necessary to terminate the Owners' interest in the Receivables.

          2.10.  Fees.  Notwithstanding any limitation on recourse contained in
                 ----
this Agreement, the Seller shall pay the non-refundable fees set forth in the Fee Letter. Any of the fees described in the Fee Letter which are accrued but unpaid on the Expiration Date shall be paid in full by the Seller on the Expiration Date.

          2.11.  Optional Reduction of Maximum Net Investment; Optional
                 -------------------------------------------------------
Reduction of Net Investment.
---------------------------

          (a) The Seller may reduce in whole or in part the Maximum Net Investment (but not below the Net Investment) by giving the Administrative Agent written notice thereof at least three Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount
            --------  -------
of $5,000,000 or any higher multiple of $100,000. The Seller shall pay the Buyer any accrued and unpaid Purchase Availability Fee on the date of such reduction with respect to the reduction amount.

          (b) The Seller may reduce the Net Investment in whole or in part with respect to any Tranche on the last day of the related Tranche Period by giving the Administrative Agent at least two Business Days' written notice. If the Seller delivers such a notice of reduction, the Seller shall pay to the Administrative Agent for distribution to the Owners in accordance with the Asset Purchase Agreement (or cause the Servicer to pay to the Administrative Agent) on the last day of such Tranche Period an amount equal to (i) the amount of the proposed reduction, (ii)
any Discount otherwise payable on such date and (iii) if such reduction reduces the Net Investment to zero, all other Aggregate Unpaids; provided, however, that
                                                         --------  -------
any partial reduction shall be in an amount of $1,000,000 or any higher multiple of $100,000. Such reduction shall become effective upon payment of the amounts in the preceding clauses (i), (ii) and, if applicable, (iii).

          (c) Before any reduction of the Maximum Net Investment shall become effective pursuant to Section 2.11(a) above, the Administrative Agent shall give notice thereof to S&P and Moody's.

          2.12.  Mandatory Repurchase Under Certain Circumstances.
                 ------------------------------------------------

          (a) The Seller agrees to repurchase from the Administrative Agent (as agent for the Owners) the Purchased Interest in any Receivable if (i) at any time the Administrative Agent, on behalf of the Owners, shall cease to have a perfected ownership interest, or a first priority perfected security interest, in such Receivable, free and clear of any Lien (except as provided herein) or
(ii) any representation or warranty made in connection with this Agreement shall prove to be, or have been, false as of the time made, within five days of notice thereof by the Administrative Agent. The Seller shall pay the repurchase price in an amount equal to the Outstanding Balance of such Receivable to the Administrative Agent for distribution to the Owners in accordance with Section 2.08(f) or 2.09 hereof.

          (b) If an APA Purchaser's Purchase Commitment (as defined in the Asset Purchase Agreement) terminates and no other APA Purchaser(s) or replacement APA Purchaser(s) accept such terminating APA Purchaser's Purchase Commitment, the Maximum Net Investment shall be automatically reduced by the amount of such APA Purchaser's Purchase Commitment. If, following such reduction of the Maximum Net Investment, the Net Investment is greater than the Maximum Net Investment, the Seller agrees to either (i) pay to the Administrative Agent in reduction of the Net Investment or (ii) fund the Excess Funding Account, in an amount equal to but not less than the excess of the Net Investment over the Maximum Net Investment. Such funding shall occur on the date of termination of the APA Purchaser's Purchase Commitment.

          2.13.  Payments and Computations, Etc.; Allocation of Collections.
                 ----------------------------------------------------------

          (a) All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof in immediately available funds no later than 2:00 p.m. (New York City time) on the day when due; if such amounts are payable to an Owner or Owners they shall be paid or deposited in the Administrative Agent's account indicated on the signature page hereof, until otherwise notified by the Administrative Agent. The Seller shall, to the extent permitted by Law, pay to the Administrative Agent for the account of each Owner upon demand of the Administrative Agent, interest on all amounts not paid or deposited when due to the Administrative Agent for the account of each Owner hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Base Rate which shall be calculated on the basis of a 365- or 366-day year, as applicable. Any computations of amounts payable by the Seller hereunder made by the Buyer, the Administrative Agent or the relevant party under the DFC Program Facility shall be binding absent manifest error.

          (b) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or Law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Purchased Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

          2.14.  Reports.
                 -------

          (a) Prior to or on the Monthly Report Date in each month, the Servicer shall prepare and forward to the Administrative Agent (i) a monthly report, substantially in the form of Exhibit F (a "Monthly Report"), as of the
                                                   --------------
close of business on the last Business Day of the related Monthly Period and
(ii) if requested by the Administrative Agent, (which request shall be no more frequently than once per quarter unless a Termination Event or Potential Termination Event shall have occurred and be continuing), a listing by Obligor of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience and other matters as the Administrative Agent may reasonably request and which the Servicer can produce from its current programs.

          (b) On the second (2nd) Business Day after the Buyer's Percentage Interest exceeds 100%, the Servicer shall prepare and forward to the Administrative Agent a revised Monthly Report, based on the same data contained in the last delivered Monthly Report (or any more recently available information). The revised Monthly Report shall specifically include the Adjusted Net Investment, the Adjusted Buyer's Percentage Interest, deposits in the Excess Funding Account and the amount of repayment of a maturing Tranche pursuant to
Section 2.08(b) or 2.15(c) hereof, if any, as of the date of such Monthly
Report.

          (c) Upon the request of the Administrative Agent, the Servicer shall provide in writing to the Buyer the list of Obligors under Contracts related to the Receivables including, for each Obligor added to the list, the name, address, telephone number and account number of such Obligor and if there have been changes in the name, address, telephone number or account number of any existing Obligor, the revisions shall be provided.

          (d) The Seller shall, or shall cause the Servicer to, furnish to the Administrative Agent at any time and from time to time, such other or further information in respect of the Receivables, the Seller and the Obligors as the Administrative Agent may reasonably request and which the Servicer can produce from its current programs.

          2.15.   Excess Funding Account.
                  ----------------------

          (a) The Administrative Agent shall establish and maintain the Excess Funding Account, in the name of the Administrative Agent, for the benefit of the Owners.

          (b) If, at any time the Buyer's Percentage Interest, as calculated in accordance with the definition thereof, is determined to exceed 100%, the Seller may fund the Excess Funding Account after such determination in an amount sufficient to cause the Adjusted Buyer's Percentage Interest not to exceed 100%.

          (c) Moneys in the Excess Funding Account shall be used to repay maturing Tranches in accordance with Section 2.08(f) or 2.09 hereof.

          (d) On the next day on which a Monthly Report delivered to the Administrative Agent indicates that the Buyer's Percentage Interest is less than or equal to 100%, then any amounts remaining in the Excess Funding Account shall be returned to the Seller.

          (e) The Administrative Agent will use its best efforts to invest moneys in the Excess Funding Account in obligations that are rated at least "A-1+" by S&P and at least "P-1" by Moody's. Earnings on such investment (after deducting any losses), if any, shall be paid to the Seller.

          2.16.  Expiration Date.
                 ---------------

          Subject to other provisions of this Agreement requiring earlier termination, the Administrative Agent's obligation to make Purchases hereunder shall terminate on the Expiration Date.

          2.17.  Optional Retransfer.
                 -------------------

          (a) At its option and at any time, the Seller shall have the right to repurchase any or all of the Purchased Interest in the Receivables. The Seller shall be entitled to effectuate such reconveyance upon five Business Days prior written notice to the Administrative Agent and payment of the Net Investment plus any Aggregate Unpaids on such date.
----

          (b) On any day, with respect to any Receivable which has been repurchased pursuant to Section 2.17(a), the Administrative Agent shall, on such day and at the expense of the Seller, (i) retransfer to the Seller all of its right, title and interest to and under such Receivable and all Related Security and Collections with respect thereto, and all Proceeds of the foregoing and (ii) execute any and all instruments, certificates and other documents reasonably necessary to effect such retransfer. Each Monthly Report delivered by the Servicer shall state the aggregate Outstanding Balance of the repurchased and reconveyed Receivables for the preceding Monthly Period.

          2.18. Breakage Payments. The Seller shall pay to the Administrative
                -----------------
Agent, for the account of the Owners, upon the request of the Administrative Agent, such amount or amounts as shall compensate the Owners for any loss (including any Program Fee attributable to any Incremental Purchase), cost or expense incurred by the Owners as a result of any reduction in the Net Investment or repurchase of the Purchased Interest in the Receivables, including, without limitation, any reduction or repurchase made pursuant to Sections 2.08, 2.11, 2.12 and 2.17. The Seller shall be obligated to pay such amount or amounts promptly upon receipt from the Administrative Agent of a certificate setting forth in reasonable detail the computation of such amount or amounts. The determination by the Administration Agent or the relevant Owner or Owners shall be conclusive absent manifest error.

                                  ARTICLE III

                              CLOSING PROCEDURES
                              ------------------

          3.01.  Purchase and Sale Procedures.
                 ----------------------------

          (a)  Maximum Net Investment.  If, on any closing date for an
               ----------------------
Incremental Purchase, the Purchase Price to be paid on such date for such Incremental Purchase would cause the Net Investment to exceed the Maximum Net Investment, the Owners may, at their option, either refuse to make such Incremental Purchase or make a smaller Incremental Purchase such that, immediately after the payment of the smaller Purchase Price, the Net Investment would not exceed the Maximum Net Investment.

          (b)  Non-Assumption by the Owners of Obligations.  No obligation or
               -------------------------------------------
liability of the Seller to any Obligor or any third party under any Receivable or Contract which is part of the Receivables in which an Owner has a Purchased Interest shall be assumed by any Owner, and any such assumption is hereby expressly disclaimed. Each Owner and the Administrative Agent shall be indemnified by the Seller in accordance with Section 9.03 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor's assertion of such obligation or liability against the Owners or the Administrative Agent.

          3.02.  Conditions to Closing.  On or prior to the date of the
                 ---------------------
execution of this Agreement, the Seller shall deliver to the Administrative Agent the following documents and instruments, all of which shall be in a form and substance acceptable to the Administrative Agent (with such additional copies thereof as the Administrative Agent may request):

          (a) A copy of the resolutions of the Board of Directors of each of the Seller, the Servicer and the Guarantor certified as of the date hereof by such Person's secretary or assistant secretary authorizing the execution, delivery and performance of this Agreement and the other documents to be delivered by such Person hereunder and approving the transactions contemplated hereby and thereby;

          (b) The Certificate of Incorporation or organizational documents of each of the Seller, the Servicer and the Guarantor certified as of a date reasonably near the date hereof by the Secretary of State or other similar official of such Person's jurisdiction of incorporation;

          (c) A good standing certificate for each of the Seller, the Servicer and the Guarantor issued by the Secretary of State or other similar official of such Person's jurisdiction of incorporation, and certificates of the appropriate state official in each jurisdiction specified by the Administrative Agent as to the absence of any tax Liens against such Person under the Laws of such jurisdiction, each such certificate to be dated a date reasonably near the date hereof;

          (d) A certificate of the secretary or assistant secretary of each of the Seller, the Servicer and the Guarantor dated the date hereof and certifying
(i) the names and signatures of
the officers authorized on such Person's behalf to execute, and the officers and other employees authorized to perform, this Agreement and any other documents to be delivered by such Person hereunder (on which certificate the Administrative Agent and each Owner may conclusively rely until such time as the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of such Person's By-laws;

          (e) Acknowledgment copies of proper financing statements (Form UCC-l) dated a date reasonably near the date hereof (i) naming the Seller as the transferor (debtor) of the Receivables and Morgan Guaranty Trust Company of New York, as Administrative Agent (for the benefit of the Owners), as the transferee (secured party) or other similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Owners' ownership interests in all Receivables and (ii) naming AmeriSource as the transferor (debtor) of the applicable Receivables and the Seller as the transferee (secured party), or other similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Seller's ownership interest in all Receivables;

          (f) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the date hereof listing all effective financing statements which name the Seller or AmeriSource (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts or inventory or goods the sale of which may give rise to a Receivable);

          (g) A favorable opinion or opinions of counsel for the Seller, dated the date hereof relating to corporate matters, legality, validity and enforceability of the Purchase Documents, true sale and non-consolidation and such other matters as the Administrative Agent may reasonably request;

          (h) A favorable opinion or opinions of counsel for the Servicer, dated the date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Documents, and such other matters as Administrative Agent may reasonably request;

          (i) A favorable opinion or opinions of counsel for AmeriSource, dated the date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Agreement, and such other matters as the Administrative Agent may reasonably request;

          (j) A favorable opinion or opinions of counsel for the Guarantor, dated the date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase Documents, and such other matters as Administrative Agent may reasonably request;

          (k) An officer's certificate of each of the Seller, the Servicer and the Guarantor dated the date hereof, executed by a Responsible Officer of each such Person, in form and substance acceptable to the Administrative Agent;

          (l)  The Arrangement Fee and Conduit Fee shall have been paid;

          (m) An executed copy of the Purchase Agreement and each document or certificate delivered in connection therewith;

          (n) An officer's certificate of the Seller dated the date hereof, executed by a Responsible Officer of the Seller, setting forth each jurisdiction in which the Seller is qualified as a foreign corporation; and

          (o)  Such other documents as the Buyer shall reasonably request.

          3.03.  Conditions to Effectiveness.  The obligation of the
                 ---------------------------
Administrative Agent (as agent for the applicable Owner or Owners) to make an Incremental Purchase is subject to the satisfaction of the following conditions precedent:

          (a)  The Closing Date shall have occurred;

          (b) An officer's certificate of each of the Seller, the Servicer and the Guarantor, dated the Effective Date and executed by a Responsible Officer of each such Person, certifying that the representations and warranties contained in Sections 4.03A, 5.01 and 5.03 hereof are true and correct as if such representations and warranties were made on the Effective Date;

          (c) The Administrative Agent shall have received the Purchase Notice and the Tranche Selection Notice for the initial Incremental Purchase hereunder;

          (d) A computer file or tape containing a true and complete list of all Receivables, identified by account number, account name and by aggregate Outstanding Balance of each Receivable;

          (e) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the date of the initial Incremental Purchase listing all effective financing statements which name the Seller or AmeriSource (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which filings were made pursuant to the filing of financing statements on Form UCC-1, together with copies of such financing statements (none of which shall cover any Receivables or Contracts or inventory or goods the sale of which may give rise to a Receivable);

          (f) Copies of proper financing statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller, AmeriSource or any Affiliate thereof;

          (g) Either (i) undated duly executed lockbox transfer letters substantially in the form of Exhibits G-1 or G-2 or (ii) an executed lockbox letter agreement substantially in the form of Exhibits G-3 or G-4 addressed to or from, as applicable, each Permitted Lockbox Bank or Permitted Concentration Account Bank (together, the "Account Transfer Letter");
                             -----------------------

          (h)   A Monthly Report for April 1999;

          (i) An executed copy of the Intercreditor Agreement and each document or certificate delivered in connection therewith; and

          (j) A favorable opinion or opinions of counsel for AmeriSource, dated the Effective Date, relating to perfection and priority of the Seller's security interest in the applicable Receivables and such other matters as the Administrative Agent may reasonably request;

          (k) A favorable opinion or opinions of counsel for the Seller, dated the Effective Date, relating to perfection and priority of the Owners' ownership or security interest in the Purchased Assets and such other matters as the Administrative Agent may reasonably request;

          (l)  Such other documents as the Buyer shall reasonably request.

          3.04. Conditions to Reinvestment and Incremental Purchases.  The truth
                ----------------------------------------------------
and correctness of the representations and warranties in Article V hereof as of the date of the Incremental Purchase or reinvestment Purchase referred to below as though made on and as of such date, compliance with the covenants and agreements in Articles II, IV and VI hereof, the requirement that no Termination Event or Potential Termination Event shall occur as a result of such Incremental Purchase or reinvestment Purchase, in the case of an Incremental Purchase, the satisfactory completion of any due diligence conducted by the Buyer with respect to the Receivables and the related Obligors and Contracts which are the subject of such Purchase, the receipt by the Administrative Agent of a Tranche Selection Notice in the case of an Incremental Purchase, the receipt by the Administrative Agent of all Monthly Reports required to be delivered and the receipt by the Owners or the Administrative Agent of any approvals, opinions or other documents as the Owners or the Administrative Agent shall have reasonably requested shall be conditions precedent to any Incremental Purchase under Sections 2.02 and 2.03 hereof and any reinvestment Purchase under Section 2.05 hereof.



                                   ARTICLE IV

           PROTECTION OF THE OWNERS; ADMINISTRATION AND SERVICING OF
                            RECEIVABLES; COLLECTIONS

          4.01. Acceptance of Appointment and Other Matters Relating to the
                -----------------------------------------------------------
Servicer.
--------

          (a) AmeriSource agrees to act, and is hereby appointed by the Administrative Agent to act, subject to the terms hereof, as the Servicer under this Agreement, and all Owners are deemed to have consented to AmeriSource acting as Servicer. The Servicer shall collect payments due under the applicable Receivables in accordance with its customary and usual servicing procedures for servicing receivables owned by it and comparable to the Receivables and in accordance with its Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that
                                                         --------  -------
if any Person succeeds as the Servicer, such successor Servicer shall service the applicable Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account.

          (b) Without limiting the generality of the foregoing and subject to Sections 4.09 and 4.10 hereof, the Servicer is hereby authorized and empowered
(i) to receive and hold in trust for the Owners Collections received from Receivables as set forth in Article II and elsewhere in this Agreement and (ii) to execute and deliver, on behalf of the Administrative Agent (for the benefit of the Owners), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables permitted under and in compliance with applicable Law and regulations. To the extent Collections are transferred to or otherwise received by the Servicer, the Servicer is hereby authorized and empowered to receive and hold in trust such Collections for the Owners to be allocated and distributed as provided in this Agreement.

          (c) Subject to the rights retained by the Administrative Agent pursuant to Section 4.09 hereof, each of the Seller, the Owners and the Administrative Agent hereby appoint the Servicer to enforce its respective rights and interests in and to the Purchased Interest and the Receivables. If any Person succeeds the initial Servicer as a Servicer, the replaced Servicer shall promptly deliver to such successor Servicer and the replaced Servicer shall hold in trust for the Administrative Agent, the Owners and the Seller, in accordance with their respective interests, all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect the Receivables.

          4.02.  Maintenance of Information and Computer Records.  The Servicer
                 -----------------------------------------------
will hold in trust and keep safely for the Owners all evidence of the Administrative Agent's (for the benefit of the Owners) right, title and interest in and to the Purchased Interest in the Receivables. The Servicer will, or will cause the Subservicer to, on or prior to each Incremental Purchase, and with respect to all Receivables that are added to the pool of Receivables in which the Administrative Agent has a Purchased Interest after the initial Incremental Purchase, on each respective date such Receivables are added, place an appropriate code or notation in its Records to indicate that the Administrative Agent, acting on behalf of the Owners, has a Purchased Interest in each and every such Receivable.

          4.03.  Protection of the Interests of the Owners.
                 -----------------------------------------

          (a) The Servicer will, or will cause the Seller to, from time to time and at Seller's sole expense, do and perform any and all acts and execute any and all documents (including, without limitation, the obtaining of additional search reports, the delivery of further opinions of counsel, the execution, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer and the making of notations on the Records of the Seller and AmeriSource) as may be requested by the Administrative Agent in order to effect the purposes of this Agreement and the sale of Purchased Interest hereunder, to protect or perfect the Owners' right, title and interest in the Purchased Interest in the Receivables (other than a Receivable which has been deemed collected pursuant to Section 2.08(c) or repurchased pursuant to Sections 2.08(d), 2.12 or 2.17), together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Owners or the Administrative Agent to exercise or enforce any of their respective rights hereunder.

          (b) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Administrative Agent and the Referral Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, such financing statements and continuation statements and amendments thereto or assignments thereof as the Administrative Agent deems necessary to protect or perfect the Purchased Interest.

          (c) At any time, upon reasonable notice to the Seller or the Servicer, the Seller or the Servicer, as the case may be, shall permit the Administrative Agent, or such Person as the Administrative Agent may designate, during business hours, to conduct audits or visit and inspect any of the properties of the Seller or the Servicer, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller or the Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's or the Servicer's, as the case may be, affairs with its officers, employees and independent accountants. The Seller or the Servicer, as the case may be, hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent, or such Person as the Administrative Agent may designate, the affairs of the Seller or the Servicer, as the case may be. The Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses (not to exceed $20,000 annually) incurred by or on behalf of the Owners or the Administrative Agent in connection with the foregoing actions promptly upon receipt of a written invoice therefor; provided, however, following the occurrence of a Termination Event,
          --------  -------
the Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Owners and the Administrative Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor. Subject to the requirements of applicable laws, each Owner and the Administrative Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Seller or the Servicer, as the case may be, pursuant to any such audit or visit which is identified by the Seller or the Servicer, as the case may be, as being confidential at the time the same is delivered to the Administrative Agent or any Owner. Notwithstanding the foregoing, subject to applicable Laws, the Seller and the Servicer hereby consents to the disclosure of any nonpublic information supplied by it to any of the Affected Parties, provided that each such Affected Party shall agree to be bound by this provision or substantially similar confidentiality provisions.

          (d) The Administrative Agent shall have the right to do all such acts and things as it may deem necessary to protect the interests of the Owners, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables.

          4.04.  Maintenance of Writings and Records.  The Servicer will at all
                 -----------------------------------
times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office or at an office of such Servicer designated in advance to the Administrative Agent, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent or its designee to determine at any time the status of, the Purchased Interest of the Owners in each applicable Receivable. The Servicer shall at its own expense prepare and maintain such Records in electronically-readable form in such format as the Servicer customarily maintains its records;

provided, however, that upon a Complete Servicing Transfer with respect to the
--------  -------
Servicer, the replaced Servicer shall within 15 days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer.

          4.05.  Information.  The Servicer will furnish to the Administrative
                 -----------
Agent such information with respect to the Receivables (including but not limited to its procedures for selecting Receivables for sale and its standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request. The Servicer will also furnish to the Administrative Agent all modifications, adjustments or supplements to AmeriSource's Credit and Collection Policy; provided, however, the Servicer
                                            --------  -------
shall not, without the Administrative Agent's prior written consent, alter or consent to the alteration of AmeriSource's Credit and Collection Policy as in effect from time to time unless such alteration is in compliance with Section 6.04(c) hereof.

          4.06.  Performance of Undertakings Under the Receivables.  The
                 -------------------------------------------------
Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each applicable Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of the Administrative Agent or any Owner to its Purchased Interest in the applicable Receivables.

          4.07.  Administration and Collections.
                 ------------------------------

          (a)  General.  Until a Complete Servicing Transfer shall have
               -------
occurred, with respect to it, the Servicer will be responsible for the administration, servicing and collection of the Receivables.

          (b)  Administration.  The Servicer shall, to the full extent permitted
               --------------
by Law, have the power and authority, on behalf of each Owner, to take such action in respect of any applicable Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer may not, and may not allow any Subservicer
--------  -------
to, under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of the related Contract for any Receivable (other than a Receivable which has been deemed collected pursuant to Section 2.08(c) or repurchased pursuant to Section 2.08(d), 2.12 or 2.17), except in accordance with the AmeriSource's Credit and Collection Policy or otherwise with the prior written consent of the Majority Owners.

          (c)  Enforcement Proceedings.  In the event of a default under any
               -----------------------
Receivable before a Termination Event, the Servicer shall, at the Seller's sole expense, to the full extent permitted by Law, have the power and authority, on behalf of each Owner, to take or cause to be taken any action in respect of any such Receivable as the Servicer may deem advisable; provided, however, that the
                                                    --------  -------
Servicer shall take no enforcement action (judicial or otherwise) with respect to such Receivable (other than a Receivable which has been deemed collected pursuant to Section 2.08(c) or repurchased pursuant to Sections 2.08(d), 2.08(f), 2.12, or 2.17), except in accordance with AmeriSource's Credit and Collection Policy or otherwise with the written consent of the Administrative Agent. The Servicer will apply or will cause to be applied at all times before a Termination Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed with respect to like accounts not owned by the Owners. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make any Owner a party to any litigation without such Owner's express prior written consent.

          (d)  Obligations of the Administrative Agent and the Owners.  The
               ------------------------------------------------------
Administrative Agent may, but shall have no obligation to, after a Servicing Default, Termination Event or Potential Termination Event has occurred, take any action or commence any proceeding to realize upon any Receivable, including, but not limited to, delivery to an Obligor of notice of the Owners' interest in the Receivables, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer has any obligation to pursue the collection of Receivables and the Administrative Agent or an Owner possesses any documents necessary therefor, the Administrative Agent or such Owner, as the case may be, agrees to furnish such documents to the Servicer, to the extent and for the period necessary for the Servicer to comply with its obligations hereunder.

          (e)  Servicing Compensation.  The daily servicing compensation amount
               ----------------------
(the "Servicing Compensation") due to the Servicer for performing its
      ----------------------
obligations hereunder shall be equal to the quotient of (A) the product of (1) the Servicing Compensation Rate and (2) the Outstanding Balances of all Receivables on such day, divided by (B) 360. Subject to Section 4.08(a) hereof, the Servicing Compensation shall be paid to the Servicer by the Seller in arrears on the last Business Day of each fiscal quarter.

          (f)  Subservicing.  The Servicer may enter into Subservicing
               ------------
Agreements with Subservicers for the servicing and administration of the Receivables and Collections; provided, that (i) each such Subservicer is approved by the Seller and the Administrative Agent, which approval shall not be unreasonably withheld, (ii) the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof,
(iii) any applicable Subservicing Agreement provides that such Subservicer may be replaced as Subservicer if it fails to perform its duties as Subservicer or if any event occurs which materially and adversely affects the ability of such Subservicer to collect the applicable Receivables or the ability of such Subservicer to perform its duties and obligations as Subservicer. The Servicer will be responsible for any compensation paid to a Subservicer. The appointment of any Subservicer of any Receivables shall not relieve the Servicer of its obligation to service and administer such Receivables.

          4.08.  Complete Servicing Transfer.
                 ---------------------------

          (a)  General.  If at any time a Termination Event shall have occurred
               -------
and be continuing, the Administrative Agent may by notice in writing to the Seller and the Servicer, terminate the Servicer's capacity as Servicer in respect of the Receivables (such termination referred to herein as a "Complete
                                                                      --------
Servicing Transfer"). After a Complete Servicing Transfer, the Administrative
------------------
Agent (or its designee approved by the Majority Owners) may itself administer, service and collect the Receivables, and in such event, may retain the Servicing Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Majority Owners may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and require the Seller to pay to such contractors all or a portion of the Servicing Compensation in consideration thereof. The Administrative Agent shall give S&P and Moody's prompt notice of the occurrence of a Complete Servicing Transfer; provided,
                                                                  --------
however, that failure to give such notice shall not affect the effectiveness of
-------
the notice delivered with respect to, or the rights of the Owners resulting from, such Complete Servicing Transfer.


          (b)  Transition.  The Servicer, promptly but in no event later than
               ----------
ten Business Days after receiving a notice pursuant to Section 4.08(a) hereof, shall, at the Seller's sole expense, (x) deliver to the Administrative Agent or its designated agent (i) a schedule of the Receivables serviced by the Servicer in which the Owners have a Purchased Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of the related Contract and the location of the evidences of such Receivable and related Contract, together with such other information as the Administrative Agent may reasonably request and (ii) all evidence of such Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories), (y) permit the Administrative Agent access during business hours to the Servicer's premises, equipment and files and other Records, and (z) take all actions as are reasonably necessary to transfer or cause to be transferred to the Administrative Agent or its designated agent any software that relates to, and is necessary for the servicing of, such Receivables, in each case as the Administrative Agent may reasonably deem necessary to enable it to protect and enforce its rights and the rights of the Owners to the Purchased Interest therein. After any such delivery, the Servicer will not hold or retain any executed counterpart or any document evidencing such Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

          (c)  Collections.  If at any time there shall be a Complete Servicing
               -----------
Transfer, the terminated Servicer will cause to be transmitted and delivered directly to the Administrative Agent or its designated agent, for the account of the Owners, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Administrative Agent on behalf of the Owners) on account of their Purchased Interest in any Receivables. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer for a period longer than two Business Days. If the Administrative Agent or its designated agent receives items or monies that are not payments on account of the Owners' interest in any Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by the Administrative Agent or its designated agent. Each of the Seller and the terminated Servicer hereby irrevocably grants the Administrative Agent or each of its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or the terminated Servicer, as the case may be, all steps with respect to any Receivable which the Administrative Agent, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or the terminated Servicer, as the case may be, or transmitted to or received by the Administrative Agent or its designated agent (whether or not from the Seller or any Obligor) in connection with the Owners' Purchased Interest in any Receivable. The Administrative Agent will provide such periodic accountings and other information related to the disposition of funds so collected as the Seller and the terminated Servicer may reasonably request.

          (d)  Collection and Administration at Expense of the Seller.  The
               ------------------------------------------------------
Seller agrees that in the event of a Complete Servicing Transfer, it will reimburse the Administrative Agent and each Owner for all reasonable out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by the Administrative Agent or such Owner, as the case may be, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller) incurred by the Administrative Agent or such Owner in connection with the transfer of functions following a Complete Servicing Transfer.

          (e)  Payments by Obligors.  At any time, and from time to time
               --------------------
following a Complete Servicing Transfer, or if a Termination Event shall have occurred and be continuing, the Seller and the terminated Servicer shall permit such Persons as the Administrative Agent may designate to open and inspect all mail received by the Seller or the terminated Servicer, as the case may be, at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or the Servicer in respect of Receivables. All Collections received by the Administrative Agent shall be applied in accordance with Section 2.13(b) hereof. The Administrative Agent shall be entitled to notify the Obligors of Receivables to make payments directly to the Administrative Agent of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event, (ii) a Complete Servicing Transfer or (iii) a violation by the Servicer of the provisions of Section 4.09 hereof.

          4.09.  Lockboxes; Collection Account.
                 -----------------------------

          (a) The Servicer hereby agrees: (i) to instruct all Obligors with respect to applicable Receivables to cause all Collections on account of such Receivables to be mailed to a Permitted Lockbox or wired directly to the Concentration Account; (ii) not to suffer or permit any material funds other than such Collections to be mailed to Permitted Lockboxes or deposited into related Lockbox Accounts or the Concentration Account; (iii) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (iv) to apply all such Collections as provided in this Agreement; (v) not to amend or modify any term of any Lockbox Servicing Instructions or Concentration Account Servicing Instructions without the prior written consent of the Administrative Agent to such amendment or modification; and (vi) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller, the Servicer, any Permitted Lockbox Bank or the Permitted Concentration Account Bank, of this Agreement or any other agreement (other than Lockbox Servicing Instructions or the Concentration Account Servicing Instructions) without the prior written consent of the Administrative Agent to such amendment or modification.

          (b) The Servicer further represents and warrants and covenants and agrees as follows: (i) each Lockbox Account shall be maintained with a Permitted Lockbox Bank and the Concentration Account will be maintained with a Permitted Concentration Account Bank; (ii) each Lockbox Account and the Concentration Account shall be established in the name of the Seller as a segregated account;
(iii) the funds deposited in each Lockbox Account and the

Concentration Account from time to time shall not be commingled with any other material funds of the Seller, the Servicer or any of their Affiliates; (iv) the location of each Permitted Lockbox and each related Lockbox Account and the Concentration Account shall not be changed without 10 Business Days prior written notice to the Administrative Agent; (v) funds deposited in each Lockbox Account and the Concentration Account shall be transferred to the Servicer not later than the next Business Day after such funds are deposited and available as collected funds in each such Lockbox Account or the Concentration Account, as the case may be; (vi) each Lockbox Account and the Concentration Account shall be insured by the Federal Deposit Insurance Corporation to the full extent permitted by Law; (vii) the Administrative Agent or the Collateral Agent shall have the right to obtain control over each Permitted Lockbox and related Lockbox Account and the Concentration Account, or appoint a successor servicer, and, in either case, direct the Permitted Lockbox Bank or the Permitted Concentration Account Bank, as the case may be, not to transfer funds in such Lockbox Account or the Concentration Account, as the case may be, to the Servicer, and direct the Permitted Lockbox Bank or Permitted Concentration Account Bank, as the case may be, to transfer the funds in such Lockbox Account or the Concentration Account, as the case may be, to an account designated by the Administrative Agent or the Collateral Agent, as the case may be, if an event or circumstance arises which would constitute a Complete Servicing Transfer under this Agreement by, as applicable, (i) dating and delivering the Account Transfer Letter with respect to such Permitted Lockbox or the Concentration Account, as the case may be, and in such event the Seller and the Servicer hereby irrevocably authorize the Administrative Agent to date and deliver an Account Transfer Letter to each Permitted Lockbox Bank or to the Permitted Concentration Account Bank, as the case may be, or (ii) instructing the Permitted Lockbox Bank or Permitted Concentration Account Bank, as the case may be, to take such action as are necessary to effectuate control over each Permitted Lockbox and related Lockbox Account and the Concentration Account and the funds on deposit therein as contemplated by this clause; (viii) each of the Seller and the Servicer represents that it has not given and agrees that it shall not give any instructions to any Permitted Lockbox Bank or the Permitted Concentration Account Bank inconsistent with the Account Transfer Letter; and (ix) the Seller and the Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control. The Servicer shall not enter into any Lockbox Servicing Instructions, Concentration Account Servicing Agreement or other lockbox or concentration account servicing agreement, which does not contain the foregoing provisions and terms, unless such deviation is consented to by the Administrative Agent.

          (c) Anything to the contrary herein notwithstanding, if a Termination Event specified in Section 7.01 hereof shall occur and be continuing (other than due to a Termination Event described in Section 7.01(h) and Section 7.01(m) hereof), then (i) the Administrative Agent may direct the Servicer to establish and maintain, and upon such direction the Servicer shall cause to be established and maintained in the name of the Administration Agent, a non-interest bearing segregated account (the "Collection Account"), bearing a designation clearly
                         ------------------
indicating that the funds deposited therein are held in trust for the benefit of the Owners, at a Qualified Institution and (ii) the Servicer shall deposit all Collections in respect of the Receivables within two days of receipt thereof into the Collection Account. The Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out or causing to be carried out its duties hereunder.

          (d) If the Administrative Agent has taken control of the Permitted Lockbox and the related Lockbox Account and the Concentration Account pursuant to the terms of this Agreement, the Administrative Agent agrees that it shall take such actions as are requested by the Seller (and at the expense of the Seller) to return control of such accounts to the Seller after all Aggregate Unpaids owed to the Administrative Agent (for the benefit of the Owners) have been repaid in full and this Agreement shall have terminated in accordance with
Section 9.07.

          4.10.  Servicing Default.  A "Servicing Default" shall occur with
                 -----------------      -----------------
respect to the Servicer if one or more of the following events or conditions shall occur:

          (a) the Servicer shall fail to remit or fail to cause to be remitted to the Administrative Agent or any Owner on any day any Collections, including any amounts to be remitted to reduce the Net Investment or any portion thereof, or Discount required to be remitted to the Administrative Agent or such Owner on such day and, with respect to failure to remit Discount, such failure shall continue for three Business Days after the date on which such or Discount became due; or

          (b) the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder and such failure shall continue for five Business Days after the date when such amount became due; or

          (c) any material representation, warranty, certification or statement made by the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Servicer to the Buyer, any APA Purchaser or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and which continues to be false or misleading in any material respect for a period of 30 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Administrative Agent; or

          (d) the Servicer shall default or fail in the performance or observance of any other material covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for 30 Business Days after either (i) any Responsible Officer of the Servicer becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or any Owner; or

          (e) there shall be a final judgment or judgments for the payment of money in excess of $20,000,000 individually or in the aggregate rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Servicer and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 90 days from the date of entry thereof; or

          (f) there shall have occurred any material adverse change in the operations of the Servicer since the end of the last fiscal year ending prior to the date of its appointment as Servicer hereunder which, in the commercially reasonable judgment of the Administrative

Agent, materially and adversely affects the Servicer's ability either to collect the Receivables or to perform hereunder; or

          (g)  an Event of Bankruptcy shall occur with respect to the Servicer.

          4.11.  Servicer Indemnification of Affected Parties.
                 --------------------------------------------

          (a) The Servicer agrees to indemnify and hold harmless the Affected Parties and their assigns (and their respective directors, officers, employees and agents), from and against any loss (other than any losses relating to defaults or collectibility of the Receivables), liability, expense, damage or injury suffered or sustained by reason of any material breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, including any judgment, award, settlement, reasonable attorneys fees and other reasonable costs or expenses incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Servicer shall
                                    --------  -------
not indemnify the Affected Parties and their assigns if such acts or omissions were attributable to fraud, negligence, breach of fiduciary duty or willful misconduct by any such Affected Party.

          (b)  Promptly upon receipt by any Affected Party under this Section
4.11 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Affected Party, such Affected Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the prior approval of the Servicer and the Affected Party. The approval of the Servicer and the Affected Party will not be unreasonably withheld or delayed. After notice from the Servicer to the Affected Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Affected Party, and so long as the Servicer so assumes the defense thereof in a commercially reasonable manner, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Affected Party.

          (c) Any indemnification pursuant to this Section 4.11 shall be had only from the assets of the indemnifying Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 4.11 shall survive the termination of this Agreement.

          4.12.  Servicer not to Resign.
                 ----------------------

          (a) Subject to Section 4.12(b) hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law, regulation or order. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section
4.08 hereof. The Administrative Agent shall promptly notify S&P and Moody's of receipt of the Servicer's notice of resignation and of the appointment of a successor Servicer.

          (b) The Servicer may resign from the obligations and duties imposed on it as Servicer pursuant to the terms of this Agreement if (i) a successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 4.08 hereof, and (ii) if such successor Servicer is not an Affiliate of such Person (x) such successor Servicer shall agree to establish a Permitted Lockbox and Lockbox Account with a Permitted Lockbox Bank, a Concentration Account with a Permitted Concentration Account Bank and comply with the other requirements of Section 4.09(c) hereof and (y) such successor Servicer shall be acceptable to Owners in their reasonable judgment and acceptable to the Rating Agencies.



                                  ARTICLE IV-A

                                    GUARANTY

          4.01A.  The Guaranty.  The Guarantor hereby unconditionally and
                   -----------
irrevocably guarantees to cause the due performance and observance by AmeriSource of all of the terms, covenants, conditions and undertakings by AmeriSource to be performed or observed under the Purchase Documents in accordance with the terms thereof including, without limitation, any agreement of AmeriSource to pay any money under the terms of the Purchase Documents (all such terms, covenants, conditions, agreements and undertakings, including, without limitation, any agreement to pay money, on the part of AmeriSource are collectively referred to as the "Guaranteed Obligations"). In the event that
                                 ----------------------
AmeriSource shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed under the Purchase Documents, then the Guarantor will itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of the Guarantor hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that the Owners or the Administrative Agent or their respective permitted assignees shall have first made any request of or demand upon or given any notice to the Guarantor or have instituted any action or proceeding against the Guarantor in respect thereof.

          4.02A.  Guaranty Unconditional.  The Guarantor's obligation under
                  ----------------------
Section 4.01A shall be unconditional, irrespective of the validity or enforceability of any other provision of the Purchase Documents. To the extent permitted by Law, the Guarantor will perform its obligations under Section 4.01A regardless of any Law now or hereafter in effect in any jurisdiction affecting any of the terms of the Purchase Documents or the rights of the Owners or their respective permitted assignees with respect thereto. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Owners or the Administrative Agent for amounts paid under Section 4.01A until such time as the Owners have been paid in full, this Agreement has terminated and no Person or Official Body shall have any right to request any return or reimbursement of funds from the Owners in connection with monies received under the Purchase Documents.

          4.03A.  Representations and Warranties of the Guarantor.  The
                  -----------------------------------------------
Guarantor hereby represents and warrants to the Buyer, each APA Purchaser and the Administrative Agent for itself and as of the date hereof and as of the date of each Incremental Purchase and each reinvestment Purchase that the representations and warranties set forth in Section 5.01 are true and correct as applicable to the Guarantor.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          5.01.  General Representations and Warranties of the Seller.  The
                 ----------------------------------------------------
Seller, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Buyer, each APA Purchaser and the Administrative Agent on and as of the date hereof and on and as of the date of each Incremental Purchase and each reinvestment Purchase that:

          (a)  Organization and Qualification.  The Seller is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

          (b)  Authority.  The Seller has the legal power and authority to
               ---------
execute and deliver the Purchase Documents, to make the sales provided for herein and to perform its obligations under this Agreement and the other Purchase Documents.

          (c)  Execution and Binding Effect.  Each of the Purchase Documents to
               ----------------------------
which the Seller is a party has been duly and validly executed and delivered by the Seller and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity, and will vest absolutely and unconditionally in the Administrative Agent, for the benefit of the applicable Owner or Owners, a valid undivided security interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's (for the benefit of the Owners) ownership or security interests in the Receivables, the Administrative Agent's (for the benefit of the Owners) security interests in the Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Administrative Agent and the Owners and their successors and assigns).

          (d)  Authorizations and Filings.  No authorization, consent, approval,
               --------------------------
license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery by the Seller of each of the Purchase Documents to which the Seller is a party, the consummation by the Seller of the transactions herein or therein contemplated or the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Owners will have an ownership or security interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership interests), interests other than the filing of financing statements under the UCC in the jurisdiction of the Seller's Chief Executive Office and of AmeriSource's Chief Executive Office.

          (e)  Absence of Conflicts.  Neither the execution and delivery by the
               --------------------
Seller of each of the Purchase Documents to which the Seller is a party, nor the consummation by the Seller of the transactions herein or therein contemplated, nor the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Certificate of Incorporation or By-laws of the Seller or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Seller or result in rendering any Debt evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller. The Seller has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

          (f)  Location of Chief Executive Office, etc.  As of the date hereof:
               ---------------------------------------
(i) the Seller's Chief Executive Office is located at the address for notices set forth on the signature page hereof; (ii) the offices where the Seller keeps all of its Records are listed on Exhibit H hereto; and (iii) since its incorporation, the Seller has operated only under the names identified in Exhibit H hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto.

          (g)  No Termination Event.  No event has occurred and is continuing
               --------------------
and no condition exists which constitutes a Termination Event.

          (h)  Accurate and Complete Disclosure.  No information furnished in
               --------------------------------
writing by the Seller to the Buyer, any APA Purchaser or the Administrative Agent pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

          (i)  No Proceedings.  There are no proceedings or investigations
               --------------
pending, or to the knowledge of the Seller, threatened, before any Official Body
(A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by either the Seller or the Servicer of its obligations under the Purchase Documents or
(ii) the validity or enforceability of the Purchase Documents, the Contracts or any material amount of the Receivables.

          (j)  Bulk Sales Act.  No transaction contemplated hereby requires
               --------------
compliance with any bulk sales act or similar law.

          (k)  Litigation.  No injunction, decree or other decision has been
               ----------
issued or made by any Official Body that prevents, and to the knowledge of the Seller, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse effect on, the conduct by the Seller of a significant portion of the Seller's business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding of the type referred to in Section 6.01(i) hereof exists.

          (l)  Margin Regulations.  The use of all funds acquired by the Seller
               ------------------
under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

          (m)  Taxes.  The Seller has timely filed all United States Federal
               -----
income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns and paid or contested any assessment received by the Seller related to such returns.

          (n)  Books and Records.  The Seller has indicated on its books and
               -----------------
records (including any computer files), that the Purchased Interest in the Receivables sold by the Seller hereunder is the property of the Owners. The Seller maintains at, or shall cause the Servicer to maintain at, one or more of their respective offices listed in Exhibit H hereto the complete Records for the Receivables.

          (o)  Creditor Approval.  The Seller has obtained from its creditors
               -----------------
(i) all approvals necessary to sell and assign the Receivables and (ii) releases of any security interests in the Receivables.

          (p)  Financial Condition.  The Seller is not insolvent or the subject
               -------------------
of any Event of Bankruptcy and the sale of Receivables on such day will not be made in contemplation of the occurrence thereof.

          (q)  Financial Information.  If and when produced in accordance with
               ---------------------
the terms of this Agreement, the consolidated balance sheet of the Seller as at the most recent Fiscal Year end and the related statements of income of the Seller for the Fiscal Year then ended, fairly present the consolidated financial position of the Seller as at such date and the consolidated results of the operations of and changes in consolidated cash flows of the Seller for the period ended on such date, all in accordance with GAAP.

          (r)  Investment Company.  The Seller is not an "investment company" or
               ------------------
a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.02.  Representations and Warranties of the Seller With Respect to
                 ------------------------------------------------------------
Each Sale of Receivables.  By selling undivided ownership interests in
------------------------
Receivables to the Owners either by Incremental Purchase or reinvestment Purchase, the Seller represents and warrants to each Owner and the Administrative Agent as of the date of such sale of an Incremental Purchase or reinvestment Purchase (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

          (a)  Purchase Notice.  If such sale relates to an Incremental
               ---------------
Purchase, all information set forth on the related Purchase Notice is true and correct as of the date of such Incremental Purchase.

          (b)  Assignment.  This Agreement vests in the Administrative Agent,
               ----------
for the benefit of each Owner all the right, title and interest of the Seller in and to the Purchased Interest in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of or grant of a security interest in the Purchased Interest, enforceable against all creditors of and purchasers from the Seller.

          (c)  No Liens. Each Receivable, together with the related Contract and
               --------
all purchase orders and other agreements related to such Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and is not subject to any Dispute, except as provided herein. When each Owner makes a purchase of a Purchased Interest in such Receivable, it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its percentage of the Purchased Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except as provided herein. The Seller has not and will not prior to the time of the sale of any such interest to the Owners have sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject, to a Lien any of the Receivables, the Related Security or the Collections, other than the assignment of Purchased Interests therein to the Administrative Agent, for the benefit of the Owners, in accordance with the terms of this Agreement.

          (d)  Filings.  On or prior to each Purchase and each recomputation of
               -------
the Purchased Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Interest against all creditors of and purchasers from the Seller and all other Persons whatsoever will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e)  Credit and Collection Policy.  AmeriSource's Credit and
               ----------------------------
Collection Policy has been complied with in all material respects in regard to each Receivable and related Contract.

          (f)  Permitted Lockbox Banks and Lockbox Accounts.  The names and
               --------------------------------------------
addresses of all Permitted Lockbox Banks, together with the numbers of all Lockbox Accounts at such Permitted Lockbox Banks and the addresses of all related Permitted Lockboxes, are specified in Exhibit J (or such other Permitted Lockbox Banks, Lockbox Accounts and/or Permitted Lockboxes that have been changed or established in accordance with Section 4.09 and the definition of "Permitted Lock Banks," "Lockbox Accounts," or "Permitted Lockboxes," as appropriate).

          (g) Permitted Concentration Account Bank and Concentration Account.
              --------------------------------------------------------------
The name and address of the Permitted Concentration Account Bank, together with the number of the Concentration Account at such Permitted Concentration Account Bank is specified in Exhibit J (or such other Permitted Concentration Account Bank and Concentration Account that have been changed or established in accordance with Section 4.09 and the definition of "Permitted Concentration Account Bank," and "Concentration Account," as appropriate).

          (h) Nature of Receivables.  Each Receivable is, or will be, an
              ---------------------
eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time.

          (i) Bona Fide Receivables.  Each Receivable is an obligation of an
              ---------------------
Obligor arising out of a past, current or future sale or performance by AmeriSource, in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any Dilution Factor. Each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable.

          5.03.  Representations and Warranties of Servicer.  The Servicer
                 ------------------------------------------
represents and warrants to each Owner and Administrative Agent, on and as of the date hereof and as of the date of each Incremental Purchase and each reinvestment Purchase after such date:

          (a) Organization and Qualification.  The Servicer is a corporation
              ------------------------------
duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Servicer is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

          (b) Authority.  The Servicer has the legal power and authority to
              ---------
execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

          (c) Execution and Binding Effect.  This Agreement has been duly and
              ----------------------------
validly executed and delivered by the Servicer and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity, and will vest absolutely and unconditionally in the Administrative Agent, for the benefit of the applicable Owner or Owners, an ownership or security interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's (for the benefit of the Owners) ownership or security interests in the Receivables, the Administrative Agent's (for the benefit of the Owners) ownership or security interests in the Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Administrative Agent and the Owners and their successors and assigns).

          (d) Authorizations and Filings.  No authorization, consent, approval,
              --------------------------
license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Servicer, advisable in connection with the execution and delivery by the Servicer of this Agreement, the consummation by the Servicer of the transactions herein or therein contemplated or the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof, or to ensure that the Owners will have an ownership or security interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under the UCC in the jurisdictions of AmeriSource's Chief Executive Office and of the Servicer's Chief Executive Office.

          (e) Absence of Conflicts.  Neither the execution and delivery by the
              --------------------
Servicer of this Agreement, nor the consummation by the Servicer of the transactions herein contemplated, nor the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Certificate of Incorporation or By-laws of the Servicer or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Servicer is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Servicer or result in rendering any debt in excess of $10,000,000 evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Servicer. The Servicer has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

          (f) No Termination Event.  No event has occurred and is continuing and
              --------------------
no condition exists which constitutes a Termination Event.

          (g) Accurate and Complete Disclosure.  No information furnished in
              --------------------------------
writing by a Responsible Officer of the Servicer to the Buyer, any APA Purchaser or the Administrative Agent pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

          (h) No Proceedings.  There are no proceedings or investigations
              --------------
pending, or to the knowledge of the Servicer, threatened, before any Official Body (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by either the Seller or the Servicer of its obligations under this Agreement or (ii) the validity or enforceability of the Purchase Documents, the Contracts or any material amount of the Receivables.

          (i) No Change in Ability to Perform.  Since the date on which the
              -------------------------------
Servicer accepted its duties hereunder, there has been no material adverse change in the ability of the Servicer to perform its obligations hereunder.

          (j) Credit and Collection Policy.  The Credit and Collection Policy
              ----------------------------
has been complied with in all material respects in regard to each Receivable and related Contract.

          (k) Financial Condition.  (x) The consolidated balance sheet of the
              -------------------
Servicer and its Consolidated Subsidiaries as at the most recent Fiscal Year end and the related statements of income and cash flows of the Servicer and its Consolidated Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, independent accountants, or another nationally recognized firm of independent accountants, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial position of the Servicer and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and changes in consolidated cash flows of the Servicer and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP and (y) the unaudited consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as at most recent fiscal quarter end and the related unaudited statements of income and cash flows of the Servicer and its Consolidated Subsidiaries for the periods then ended, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial position of the Servicer and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and changes in consolidated cash flows of the Servicer and its Consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP.

          (l) Litigation.  No injunction, decree or other decision has been
              ----------
issued or made by any Official Body that prevents, and to the knowledge of the Servicer, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse effect on, the conduct by the Servicer of a significant portion of its business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding of the type referred to in Section 6.03(m) hereof exists except as set forth on Exhibit I.

          (m) Year 2000 Compliance.  The Servicer has initiated a review and
              --------------------
assessment of all material computer applications which are related to or involved in the origination, collection, management or servicing of the Receivables (the "Receivables System") in connection with making a determination
                  ------------------
about whether such Receivables System will be able to perform properly all material date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"). The Servicer is taking action to ensure
              -------------------
that the Receivables Systems will be Year 2000 Compliant.

          (n) Insurance.  The Servicer currently maintains insurance with
              ---------
respect to its properties and businesses and causes its Subsidiaries to maintain insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers' compensation insurance.

          (o) ERISA.  The Servicer has not (i) engaged or permitted any of its
              -----
respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permitted to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code) or funding deficiency with respect to any Plan other than a Multiemployer Plan; (iii) failed to make any payments to any Multiemployer Plan that the Servicer or any ERISA Affiliate of the Servicer is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminated any Plan so as to result in any liability; (v) permitted to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Servicer or any ERISA Affiliate of the Servicer under ERISA or the Internal Revenue Code; or
(vi) permitted any Plan of the Servicer or any Plan of its ERISA Affiliates to be in non-compliance in any material respect with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any material adverse effect on the business, financial condition, operations or properties of the Servicer and ERISA Affiliates taken as a whole.


                                   ARTICLE VI

                                   COVENANTS
                                   ---------

          6.01.  Affirmative Covenants of the Seller.  In addition to its other
                 -----------------------------------
covenants contained herein or made pursuant hereto, the Seller covenants with each Owner and the Administrative Agent as follows:

          (a) Notice of Termination Event.  Promptly upon becoming aware of any
              ---------------------------
Termination Event or Potential Termination Event, the Seller shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

          (b) Notice of Material Adverse Change.  Promptly upon becoming aware
              ---------------------------------
thereof, the Seller shall give the Administrative Agent notice of any material adverse change in the business, operations or financial condition of the Seller, which reasonably could affect adversely the collectibility of the Receivables.

          (c) Preservation of Corporate Existence.  The Seller shall preserve
              -----------------------------------
and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrative Agent or any Owner hereunder or (ii) the ability of the Seller to perform its obligations under the Purchase Documents.

          (d) Compliance with Laws.  The Seller shall comply in all material
              --------------------
respects with all Laws applicable to the Seller, its business and properties, and all Receivables related to the Purchased Interest.

          (e) Enforceability of Obligations.  The Seller shall take such actions
              -----------------------------
as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 4.07(b) hereof.

          (f) Books and Records.  The Seller shall, to the extent practicable,
              -----------------
maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).

          (g) Fulfillment of Obligations.  The Seller shall do nothing to impair
              --------------------------
the rights, title and interest of the Administrative Agent or any Owner in and to the Purchased Interest and shall pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.

          (h) Obligor List.  The Seller shall at all times maintain (or cause
              ------------
the Servicer to maintain) a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. A list of all Obligors under Contracts related to Receivables including the name, address and account number of such Obligors shall be provided to the Buyer on the date of execution of this Agreement. In addition, the list shall be updated as provided in Section 2.14(c) and, the Seller shall deliver or cause to be delivered a copy of such list to the Administrative Agent as soon as practicable following the Administrative Agent's request.

          (i) Litigation.  As soon as possible, and in any event within ten
              ----------
Business Days of the Seller's knowledge thereof, the Seller shall give the Administrative Agent notice of (i) any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Seller, could have a material adverse effect on the financial condition or results of operations of the Seller, impair the ability of the Seller to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Receivables, and (ii) any material adverse development in any such previously disclosed litigation.

          (j) Notice of Relocation.  The Seller shall give the Administrative
              --------------------
Agent 45 days' prior written notice of any relocation of its Chief Executive Office. The Seller will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation.

          (k) Further Information.  The Seller shall furnish or cause to be
              -------------------
furnished to the Administrative Agent such other information as promptly as practicable, and in such form and detail, as the Administrative Agent may reasonably request.

          (l) Fees, Taxes and Expenses.  The Seller shall pay all filing fees,
              ------------------------
stamp taxes and other similar taxes and expenses, including the fees and expenses set forth in Section 9.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

          (m) Compliance with Purchase Agreement.  The Seller will enforce all
              ----------------------------------
material obligations and undertakings on the part of AmeriSource to be observed and performed under the Purchase Agreement.

          (n) Audits.  At any time, upon reasonable notice to the Seller, the
              ------
Seller shall permit the Administrative Agent, or such Person as the Administrative Agent may designate, during business hours, to conduct audits or visit and inspect any of the properties of the Seller to examine the Records, internal controls and procedures maintained by the Seller and take copies and extracts therefrom, and to discuss the Seller's affairs with its officers, employees and independent accountants. The Seller hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent, or such Person as the Administrative Agent may designate, the affairs of the Seller. The Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses (not to exceed $20,000) annually incurred by or on behalf of the Owners or the Administrative Agent in connection with the foregoing actions promptly upon receipt of a written invoice therefor; provided, however, following the
                                        --------  -------
occurrence of a Termination Event, the Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Owners and the Administrative Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor. Subject to the requirements of applicable laws, each Owner and the Administrative Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Seller pursuant to any such audit or visit which is identified by the Seller as being confidential at the time the same is delivered to the Administrative Agent or any Owner. Notwithstanding the foregoing, subject to applicable Laws, the Seller hereby consents to the disclosure of any nonpublic information supplied by it to any of the Affected Parties, provided that each such Affected Party shall agree to be bound by this provision or substantially similar confidentiality provisions.

          (o) Separate Corporate Existence.  The Seller shall:
              ----------------------------

              (i) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

              (ii) Maintain its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than the corporate use of the Seller and, except as may be expressly permitted by this Agreement, the funds of the Seller shall not be commingled with those of any of its Affiliates.

              (iii) To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among the Seller and such entities for whose benefit the goods and services are provided, and the Seller and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm's-length basis.

              (iv) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates.

              (v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular stockholders' and directors' meetings shall be held at least annually.

              (vi) Ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.

              (vii) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Seller shall be appointed to act as its agent, except as expressly contemplated by this Agreement. The Seller shall at all times use its own stationery.

              (viii) Ensure that no Affiliate of the Seller shall advance funds to the Seller, other than (i) capital contributions from AmeriSource, made to enable the Seller to pay the purchase price of Receivables or (ii) as is otherwise provided herein or in any Purchase Agreement, and no Affiliate of the Seller will otherwise supply funds to, or guaranty debts of, the Seller; provided, however, that an Affiliate of the Seller may provide
             --------  -------
     funds to the Seller in connection with the capitalization of the Seller, including the provision of capital necessary to assure that the Seller has "substantial assets" as described in Treasury Regulation Section 301.7701-2(d)(2).

              (ix) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it.

              (x) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any of its Affiliates.

              (xi) Ensure that any financial reports required of the Seller shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

              (xii) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its Certificate of Incorporation, the Purchase Agreement and this Agreement.

          (q) Information.  The Seller shall, upon the request of the
              -----------
Administrative Agent, provide the Administrative Agent with the following:

              (i) as soon as practicable and in any event within 60 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each Fiscal Year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as of the end of such quarter and unaudited consolidated statements of income and cash flows of the Seller for such quarter and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year, together with notes thereto as are required to be included therein in accordance with GAAP or applicable Securities and Exchange Commission requirements, all in reasonable detail and certified by the chief financial officer of the Seller, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP; and

              (ii) as soon as practicable and in any event within 120 days after the close of each Fiscal Year of the Seller during the term of this Agreement, a consolidated balance sheet of the Seller as at the close of such Fiscal Year and consolidated statements of income and cash flows of the Seller for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail; provided, that following a Termination Event or Potential
             --------
     Termination Event the Administrative Agent may require that such information be certified (with respect to the consolidated financial statements) by independent certified public accountants of nationally recognized standing selected by the Seller whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the Administrative Agent, and accompanied by any management letter prepared by such accountants.

          6.02.  Negative Covenants of the Seller.  The Seller covenants that it
                 --------------------------------
will not, without the prior written consent of the Majority Owners:

          (a)  No Rescissions or Modifications.  Rescind or cancel any
               -------------------------------
Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with AmeriSource's Credit and Collection Policy or otherwise with the prior written consent of the Majority Owners, unless such Receivable has been deemed collected pursuant to Section 2.08(c) or repurchased pursuant to Section 2.08(d), 2.12 or 2.17.

          (b)  No Liens.  Cause any of the Receivables or related Contracts, or
               --------
any inventory or goods the sale of which may give rise to a Receivable, or any Permitted Lockbox, Lockbox Account or the Concentration Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Purchased Interest therein to the Administrative Agent, for the benefit of the Owners, and the Liens created in connection with the transactions contemplated by this Agreement.

          (c)  Consolidations, Mergers and Sales of Assets.  (i) Consolidate or
               -------------------------------------------
merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Seller may merge with another Person if (A) the Seller is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Termination Event shall have occurred and be continuing.

          (d)  No Changes.  Make any change in the character of its business,
               ----------
which change would materially impair the collectibility of any Receivable, without prior written consent of the Administrative Agent, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of
Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 45 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

          (e)  Capital Stock.  Issue any capital stock except to AmeriSource.
               -------------
The Seller shall not pay any dividends to AmeriSource if such payment would be prohibited under the General Corporation Law of the State of Delaware.

          (f)  No Indebtedness.  Incur any Indebtedness other than as permitted
               ---------------
under this Agreement.

          6.03.  Affirmative Covenants of the Servicer.  In addition to its
                 -------------------------------------
other covenants contained herein or made pursuant hereto, the Servicer covenants with each Owner and the Administrative Agent as follows:

          (a) Notice of Termination Event or Servicing Default.  Promptly upon
              ------------------------------------------------
becoming aware of any Termination Event, Potential Termination Event or Servicing Default, the Servicer shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Servicer.

          (b) Notice of Material Adverse Change.  Promptly upon any Responsible
              ---------------------------------
Officer of the Servicer becoming aware thereof, the Servicer shall give the Administrative Agent notice of any material adverse change in the business, operations or financial condition of the Servicer which reasonably could affect adversely the collectibility of the Receivables or the ability of the Servicer to perform its obligations under this Agreement.

          (c) Preservation of Corporate Existence.  The Servicer shall preserve
              -----------------------------------
and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrative Agent or any Owner hereunder or (ii) the ability of such Servicer to perform its obligations under this Agreement.

          (d) Compliance with Laws.  The Servicer shall comply in all material
              --------------------
respects with all Laws applicable to the Servicer, its business and properties, and all Receivables related to the Purchased Interest.

          (e) Enforceability of Obligations.  The Servicer shall take such
              -----------------------------
actions as are reasonable and within its power to ensure that, with respect to an applicable Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 4.07(b) hereof.

          (f) Books and Records.  The Servicer shall, to the extent practicable,
              -----------------
maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all applicable Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).

          (g) Fulfillment of Obligations.  The Servicer will duly observe and
              --------------------------
perform, or cause to be observed or performed, all material obligations and undertakings on its part or on the part of any Subservicer to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Administrative Agent or any Owner in and to the Purchased Interest and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction.

          (h) Obligor List.  The Servicer shall at all times maintain a current
              ------------
list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to the applicable Receivables, including the name, address, telephone number and account number of each such Obligor. In addition, the list shall be updated as provided in Section 2.14(c) and, the Servicer shall deliver or cause to be delivered a copy of such list to the Administrative Agent as soon as practicable following the Administrative Agent's request.

          (i) Total Systems Failure.  The Servicer shall promptly notify the
              ---------------------
Administrative Agent of any total systems failure and shall advise the Administrative Agent of the estimated time required to remedy such total systems failure and of the estimated date on which a Monthly Report can be delivered. Until a total systems failure is remedied, the Servicer (i) will furnish to the Administrative Agent such periodic status reports and other information relating to such total systems failure as the Administrative Agent may reasonably request and (ii) will promptly notify the Administrative Agent if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the information required for a Monthly Report can be delivered. The Servicer shall promptly notify the Administrative Agent when a total systems failure has been remedied.

          (j) Notice of Relocation.  The Servicer shall give the Administrative
              --------------------
Agent 45 days' prior written notice of any relocation of its Chief Executive Office. The Servicer will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation.

          (k) Administrative and Operating Procedures.  The Servicer shall
              ---------------------------------------
maintain and implement administrative and operating procedures adequate to permit the identification of the applicable Receivables and all collections and adjustments attributable thereto and shall comply in all material respects with its Credit and Collection Policy in regard to each applicable Receivable and related Contract.

          (l) Modification of Systems.  The Servicer agrees, promptly after the
              -----------------------
replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to perform its services as Servicer or to make any calculations or reports hereunder, to give notice of any such replacement or modification to the Administrative Agent.

          (m) Litigation.  As soon as possible, and in any event within ten
              ----------
Business Days of the Servicer's knowledge thereof, the Servicer shall give the Administrative Agent notice of (i) any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Servicer could materially impair the ability of the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in any such previously disclosed litigation.

          No notices, waivers or communications in respect of the matters set forth on Exhibit I hereof shall be required except that the Servicer shall give the Administrative Agent prompt notice of any adverse court decisions, at the trial level or on appeal, and if any judgments are rendered against the Servicer in respect of such matters, the amount and terms of such judgment and provisions which the Servicer has made to pay such judgment.

          (n)  ERISA Events.
               ------------

               (i) Promptly upon becoming aware of the occurrence of any Event of Termination which together with all other Events of Termination occurring within the prior 12 months involve, under ERISA, a payment of money by or a potential aggregate liability of the Servicer or any ERISA Affiliate or any combination of such entities in excess of $10,000,000, the Servicer shall give the Administrative Agent a written notice specifying the nature thereof, what action the Servicer or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

               (ii) Promptly upon receipt thereof, the Servicer shall furnish to the Administrative Agent copies of (i) all notices received by the Servicer or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by the Servicer or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $10,000,000; and (iii) all funding waiver requests filed by the Servicer or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $10,000,000, and all communications received by the Servicer or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

          (o)  Separate Corporate Existence.  As long as AmeriSource is the
               ----------------------------
Servicer hereunder, the Servicer shall maintain its legal identity separate from the Seller.

          (p)  Year 2000 Compliance.  On or before June 30, 1999, the Servicer
               --------------------
will promptly notify the Administrative Agent in the event the Servicer discovers or determines that any material computer application of the Servicer and its Consolidated Subsidiaries that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant on December 31, 1999.

          (q)  Audits.  At any time, upon reasonable notice to the Servicer, the
               ------
Servicer shall permit the Administrative Agent, or such Person as the Administrative Agent may designate, during business hours, to conduct audits or visit and inspect any of the properties of the Servicer to examine the Records, internal controls and procedures maintained by the Servicer and take copies and extracts therefrom, and to discuss the Servicer's affairs with its officers, employees and independent accountants. The Servicer hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent, or such Person as the Administrative Agent may designate, the affairs of the Servicer. The Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses (not to exceed $20,000 annually) incurred by or on behalf of the Owners or the Administrative Agent in connection with the foregoing actions promptly upon receipt of a written invoice therefor; provided, however, following the occurrence of a
                          --------  -------
Termination Event, the Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and out of pocket expenses incurred by or on behalf of the Owners and the Administrative Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor. Subject to the requirements of applicable laws, each Owner and the Administrative Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Servicer pursuant to any such audit or visit which is identified by the Servicer as being confidential at the time the same is delivered to the Administrative Agent or any Owner. Notwithstanding the foregoing, subject to applicable Laws, the Servicer hereby consents to the disclosure of any nonpublic information supplied by it to any of the Affected Parties, provided that each such Affected Party shall agree to be bound by this provision or substantially similar confidentiality provisions.

          6.04.  Negative Covenants of the Servicer.  The Servicer covenants
                 ----------------------------------
that it will not, without the prior written consent of the Majority Owners:

          (a) No Rescissions or Modifications.  Rescind or cancel any Receivable
              -------------------------------
or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with AmeriSource's Credit and Collection Policy or otherwise with the prior written consent of the Majority Owners, unless such Receivable has been deemed collected pursuant to
Section 2.08(c) or repurchased pursuant to Section 2.08(d), Section 2.12 or
Section 2.17.

          (b) No Liens.  Cause any of the applicable Receivables or related
              --------
Contracts, or any inventory or goods the sale of which may give rise to a Receivable or any Permitted Lockbox, Lockbox Account or Concentration Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than
(i) the sale and assignment of the Purchased Interest to the Administrative Agent, for the benefit of the Owners, (ii) the Liens created in connection with the transactions contemplated by this Agreement or (iii) Liens in respect of a Receivable which has been deemed collected pursuant to Section 2.08(c) or repurchased pursuant to Section 2.08(d), Section 2.12 or Section 2.17 and for which payment has been received.

          (c) No Changes.  Make any materially adverse change in its Credit and
              ----------
Collection Policy, allow any materially adverse change to be made in AmeriSource's Credit and Collection Policy or consent to any materially adverse change in AmeriSource's Credit and Collection Policy without prior written consent of the Administrative Agent, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 45 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

          (d)    Consolidations, Mergers and Sales of Assets. (i) Consolidate or
                 -------------------------------------------
merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the
                                                            --------
Servicer may merge with another Person if (A) the Servicer is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Termination Event shall have occurred and be continuing

          6.05.  Affirmative Covenants of the Guarantor.  The Guarantor
                 --------------------------------------
covenants with each Owner and the Administrative Agent as follows:

          (a)   Consolidated Net Worth.  The Guarantor shall maintain, as of the
                ----------------------
end of each fiscal quarter, Consolidated Net Worth equal to not less than the sum of (i) $7,100,000 plus (ii) on the last day of each fiscal quarter,
                      ----
beginning with the fiscal quarter ending March 31, 1999, an amount equal to fifty percent (50%) of Consolidated Net Income for the fiscal quarter then ended (but not less than zero) plus (iii) an amount equal to 75% of the net proceeds
                         ----
received in connection with any Equity Transaction.

          (b)   Consolidated Leverage Ratio. The Guarantor shall maintain, as of
                ---------------------------
the end of each fiscal quarter, Consolidated Leverage Ratio of not greater than
4.25 to 1.00.

          (c)   Consolidated Fixed Charge Coverage Ratio.  The Guarantor shall
                ----------------------------------------
maintain, as of the end of each fiscal quarter, a Consolidated Fixed Charge Coverage Ratio of at least 1.75 to 1.00.

          (d)   Information.  The Guarantor shall, unless the Majority Owners
                -----------
shall otherwise consent in writing, furnish the following to the Administrative
Agent:

                (i) as soon as practicable and in any event within 60 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each Fiscal Year of the Guarantor during the term of this Agreement, an unaudited consolidated balance sheet of the Guarantor as of the end of such quarter and unaudited consolidated statements of income and cash flows of the Guarantor for such quarter and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year, together with notes thereto as are required to be included therein in accordance with GAAP or applicable Securities and Exchange Commission requirements, all in reasonable detail and certified by the chief financial officer of the Guarantor, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP; and

              (ii) as soon as practicable and in any event within 120 days after the close of each Fiscal Year of the Guarantor during the term of this Agreement, a consolidated balance sheet of the Guarantor as at the close of such Fiscal Year and consolidated statements of income and cash flows of the Guarantor for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and certified (with respect to the consolidated financial statements) by independent certified public accountants of nationally recognized standing selected by the Guarantor whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the

     Administrative Agent, and accompanied by any management letter prepared by such accountants.


                                  ARTICLE VII

                                  TERMINATION
                                  -----------

          7.01.  Termination Events.  A "Termination Event" shall mean the
                 ------------------      -----------------
occurrence and continuance of one or more of the following events or conditions:

          (a) either the Seller or the Servicer shall fail to remit or fail to cause to be remitted to the Administrative Agent or any Owner on any day any Collections, including any amounts to be remitted to reduce the Net Investment or any portion thereof, or Discount required to be remitted to the Administrative Agent or such Owner on such day, and with respect to failure to remit Discount, such failure shall continue for three Business Days after the date on which such Discount becomes due; or

          (b) the Seller or the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder and such failure shall continue for five Business Days after the date when such amount became due; or

          (c) any representation, warranty, certification or statement made by the Seller or the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller or the Servicer to the Buyer, any APA Purchaser or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and which continues to be false or misleading in any material respect for a period of 30 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Seller or the Servicer, as the case may be, by the Administrative Agent; or

          (d) the Seller or the Servicer shall fail to obtain the prior consent of the Buyer, the Majority Owners, each of the Owners or the Administrative Agent, as the case may be, to any action or provision as to which such consent is required by the terms of this Agreement; or

          (e) the Seller or the Servicer shall default or fail in the performance or observance of any other covenant (other than the covenant set forth in Section 6.04(d)), agreement or duty applicable to it contained herein and such default or failure shall continue for 30 days after either (i) any Responsible Officer of the Seller or the Servicer becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or any Owner; or

          (f) the Seller shall fail to pay any Indebtedness when due and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or AmeriSource or any of its Consolidated Subsidiaries (other than the Seller, if applicable) shall fail to pay any Indebtedness in excess of $10,000,000 of AmeriSource or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Indebtedness, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or a final court decision of $10,000,000 or more shall be rendered against AmeriSource or any of its Consolidated Subsidiaries and (i) such amount remains unpaid and (ii) AmeriSource or the relevant Consolidated Subsidiary does not, in good faith, contest such decision within the relevant statutory period;

          (g) the average of the Default Ratios, computed for each of the three immediately preceding months, shall exceed 2.5%; or the average of the Dilution Ratios computed for each of the immediately preceding three months, shall exceed 8.0%; or the three-month average of the Delinquency Ratios, computed for each of the immediately preceding three months, shall exceed 4.5%; or the Average Collection Period for any month shall exceed 50 days; or

          (h) (i) a Permitted Lockbox Bank or the Permitted Concentration Account Bank shall default or fail in the performance or observance of any agreement or duty applicable to it in respect of the Permitted Lockbox, the Lockbox Servicing Instructions, the Concentration Account or the Concentration Account Servicing Instructions, as the case may be, and (A) the Servicer has not notified the Administrative Agent, within two Business Days after becoming aware of such default or failure, of the action it intends to take to cure such default or failure or (B) if so requested by the Administrative Agent or the Majority Owners, the Seller has not established, within 15 Business Days of such default or failure, another Permitted Lockbox with another Permitted Lockbox Bank or Concentration Account with a Permitted Concentration Account Bank, as the case may be, or (ii) the Seller or the Servicer shall default or fail in the performance or observance of any covenant, agreement or duty set forth in
Section 4.09 hereof which is within the control of the Seller or the Servicer, as the case may be, and such default or failure shall continue for two Business Days after notice thereof; or

          (i) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which the Seller or the Servicer is required to disclose pursuant to Section 6.01(i) or Section 6.03(m), respectively, hereof, which in the reasonable opinion of the Majority Owners or the Administrative Agent is likely to materially adversely affect the financial position or results of operations of the Seller or the Servicer or impair the ability of the Seller or the Servicer to perform its respective obligations under this Agreement; or

          (j) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect Receivables or the ability of the Servicer to perform hereunder; or

          (k) an Event of Bankruptcy shall occur with respect to the Seller, the Servicer or the Guarantor; or

          (l) the Buyer's Percentage Interest shall at any time exceed 100%; provided however, that a Termination Event shall not occur unless the Adjusted
-------- -------
Buyer's Percentage Interest shall exceed 100% on the day it is required to be calculated pursuant to the definition of "Adjusted Buyer's Percentage Interest"; or

          (m) 60 days following the date on which (i) the Securities and Exchange Commission, any banking regulatory authority or any other Official Body having jurisdiction over J.P. Morgan & Co. Incorporated ("JPM") or any of its
                                                          ---
subsidiaries, shall require the consolidation of the assets and liabilities of the Buyer on the balance sheet of JPM or any of its subsidiaries (including, without limitation, Morgan Guaranty Trust Company of New York) or shall require that capital be maintained with respect thereto under any capital requirements as if such assets were owned by JPM or any of its subsidiaries, (ii) the independent auditors for JPM shall have advised JPM or any of its subsidiaries in writing that in their opinion such consolidation is required by GAAP or applicable Law, rule or regulations, (iii) any Affected Party shall determine that any arrangement or transaction contemplated by this Agreement or the DFC Program Facility will impose a material adverse regulatory impact on such Affected Party, including without limitation, any Transaction Cost described in
Section 9.02 hereof; or (iv) the Buyer shall determine that the Buyer may be required to register as an investment company under the Investment Company Act of 1940, as amended; or

          (n) the Net Investment exceeds the Maximum Net Investment and continues to so exceed for two (2) Business Days following either (i) the Seller's becoming aware thereof or (ii) the Seller's being notified thereof by the Administrative Agent or any Owner; or

          (o)   the occurrence of a Servicing Default; or

          (p) the Guarantor shall default or fail in the performance or observance of the covenants set forth in Section 6.05(a), (b) or (c); or

          (q) AmeriSource, as the initial Servicer, shall resign as the Servicer in accordance with the provisions of Section 4.12; or

          (r) a final court decision for $250,000 or more shall be rendered against the Seller; or

          (s) AmeriSource shall cease to own 100% of the capital stock of the Seller; or

          (t) AmeriSource shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person unless AmeriSource is the survivor of such transaction.

          7.02. Consequences of a Termination Event.
                -----------------------------------

          (a) If a Termination Event specified in Section 7.01 hereof shall occur and be continuing, the Administrative Agent shall, at the request, or may with the consent of the

Majority Owners, by notice to the Seller (a "Notice of Termination"), terminate
                                             ---------------------
the obligation of the Owners to purchase any interest in any Receivables (including by reinvestment) hereunder and declare all outstanding Tranche Periods to be ended; provided that, in the case of a Termination Event under
                     --------
Section 7.01(k) hereof, such obligation of the Owners hereunder shall be automatically terminated without any action on the part of the Administrative Agent and all outstanding Tranche Periods may, in the sole discretion of the Administrative Agent or APA Purchaser, be ended. Thereafter, in accordance with
Section 2.06(c) hereof, all Tranche Periods shall be for a period of one day (unless the Administrative Agent, after consultation with each Owner, agrees at such time to a longer period). After such termination the Maximum Net Investment in effect from time to time thereafter may not exceed the amount of the aggregate Net Investment at such time and the Servicer shall make distributions to the Owners in accordance with Section 2.09 hereof. The Administrative Agent, after consultation with each of the Owners may, pursuant to Section 2.06(d) hereof and in any case (other than a termination due to a Termination Event described in Section 7.01(h) and Section 7.01(m) hereof), declare the Tranche Rates applicable to the Net Investment to be the Base Rate plus 2% per annum. The Administrative Agent shall give S&P, Moody's and each Owner prompt notice of the Administrative Agent's delivery of a Notice of Termination to the Seller; provided, however, that failure to give such notice shall not affect the
--------  -------
effectiveness of, or the rights of the Owners resulting from the delivery of, such Notice of Termination.

          (b) Upon any termination of the Owners' obligations pursuant to this Section 7.02, the Owners and the Administrative Agent shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

          (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. (S) 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT
                            ------------------------

          8.01.  Authorization and Action.  Each Owner hereby accepts the
                 ------------------------
appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by the Majority Owners, the Administrative Agent shall take such action or refrain from taking such action as the Majority Owners direct under or in connection with or on any matter relating to the Seller or the Servicer, this Agreement and all other Purchase Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by the Buyer or the Majority Owners, the determination or calculation of the Majority Owners shall control absent manifest error. Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement or the Asset Purchase Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable Law unless the Administrative Agent shall receive further assurances to its satisfaction from the Owners of the indemnification obligations under
Section 8.05 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Owner prompt notice of each notice and determination given to it by the Seller or the Servicer, or by it to the Seller or the Servicer, pursuant to the terms of this Agreement. Subject to Section 8.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of (i) the payment to (a) each Owner of all amounts owing to such Owner hereunder and (b) the Administrative Agent of all amounts due hereunder and (ii) the Expiration Date.

          8.02.  UCC Filings.  The Owners, the Seller, and the Servicer
                 -----------
expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Owners expressly authorize the Administrative Agent to execute on their behalf as their agent, the various UCC filings required to be made hereunder in order to perfect the sale of the Purchased Interest from the Seller to the Administrative Agent, for the benefit of the Owners, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Owners or to execute UCC filings on behalf of the Owners and that such listing and/or execution will not affect in any way the status of the Owners as the beneficial owners of the Purchased Interest. In addition, such listing or execution shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article VIII. In furtherance of the foregoing, the Buyer and each APA Purchaser shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

          8.03.  Administrative Agent's Reliance, Etc.  Neither the
                 -------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent's servicing, administering or collecting Receivables as Servicer pursuant to Section 4.01 hereof), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made by the Seller in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Servicer or to inspect the property (including the books and records) of the Seller or the Servicer; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

          8.04.  Administrative Agent and Affiliates.  Morgan Guaranty Trust
                 -----------------------------------
Company of New York and its Affiliates may generally engage in any kind of business with the Seller, the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Servicer or any Obligor or any of their respective Affiliates, all as if Morgan Guaranty Trust Company of New York were not the Administrative Agent and without any duty to account therefor to the Owners.

          8.05.  Indemnification.  Each Owner severally agrees to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed by the Seller), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) an Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's gross negligence or willful misconduct and (ii) an Owner shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Majority Owners. Without limitation of the generality of the foregoing, each Owner agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, provided, that an Owner shall not be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

          8.06.  Successor Administrative Agent.  The Administrative Agent may
                 ------------------------------
resign at any time by giving sixty days' written notice thereof to the Owners, the Seller and the Servicer. Upon any such resignation, the Majority Owners shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Owners, and shall have accepted such appointment, within sixty days after the retiring Administrative Agent's giving of notice or resignation, then the retiring Administrative Agent may, on behalf of the Owners, appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed), which successor Administrative Agent shall be
(a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or (iii) an Affiliate of JPM and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.01.  Expenses.  The Seller agrees, upon receipt of a written
                 --------
invoice, to pay or cause to be paid, and to save each Owner, the Administrative Agent and the Referral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of each Owner, the Administrative Agent and the Referral Agent, but excluding salaries and similar overhead costs of each Owner, the Administrative Agent and the Referral Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner, the Administrative Agent and the Referral Agent (i) in connection with the negotiation, execution, delivery and preparation of the Purchase Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Purchased Interest in the Receivables) and (ii) from time to time (a) relating to any requested amendments, waivers or consents under the Purchase Documents, (b) arising in connection with the Owners' or the Administrative Agent's or their enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Purchased Interest in the Receivables) under the Purchase Documents, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Purchase Documents, which, including all amounts payable under Section 9.02 hereof, shall be referred to in this Agreement as "Transaction Costs."
                                     -----------------

          9.02.  Indemnity for Taxes, Reserves and Expenses.
                 ------------------------------------------

          (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

              (i) shall subject any Affected Party and any permitted assigns (collectively, the "Indemnified Parties") to any tax, duty or other charge
                         -------------------
     with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

              (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the

     Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables; or

              (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to the Purchase Documents, the Purchased Interest, the Receivables, the obligations thereunder, the funding of any purchases thereunder, under the Asset Purchase Agreement or any DFC Program Facility credit agreement, by an amount deemed by such Indemnified Party to be material, then, within 10 days after demand by any Owner or the Administrative Agent, the Seller shall pay to such Owner or the Administrative Agent such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

          (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by any Owner or the Administrative Agent, the Seller shall pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

          (c) Each Owner and the Administrative Agent will promptly notify the Seller of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section
9.02. A notice by any Owner, or the Administrative Agent on behalf of an Owner, claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, any Owner may use any reasonable averaging and attributing methods. Payment of any indemnification amount under this Section 9.02 shall be contingent on the delivery of a certificate by the Owner to the Seller setting forth in reasonable detail the calculation employed by the Owner in determining the amount of such compensation claim.

         (d) Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 9.02 including, subject to applicable Law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall
                   --------  -------
obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs or legal or regulatory burdens which such Indemnified Party reasonably considers material, nor which, in such Indemnified Party's reasonable opinion, would have an adverse effect on its business, operations or financial condition.

          9.03.  Indemnity.
                 ---------

          (a) The Seller agrees to indemnify, defend and save harmless each Owner, the Administrative Agent, their directors, officers, shareholders, employees, agents and each legal entity, if any, who controls any Owner or the Administrative Agent, other than for the indemnitee's own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which any Owner or the Administrative Agent may incur or which may be asserted against any Owner or the Administrative Agent by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller made or deemed made hereunder or in connection herewith or the transactions contemplated hereby or any statements made by any Responsible Officer of the Seller in connection herewith or the transactions contemplated hereby which shall have been incorrect in any material respect when made, (ii) any action taken or, if the Seller is otherwise obligated to take action, failed to be taken, by the Seller with respect to the Purchased Interest or any of its obligations hereunder (whether in its capacity as Seller or Servicer), including, without limitation, the Seller's failure to comply with an applicable law or regulation, (iii) any failure to vest and maintain vested in the Owners an undivided ownership interest in the Receivables included in the Purchased Interest, free and clear of any Lien or other adverse claim, whether existing at the time of Purchase of such Receivables or at any time thereafter, (iv) any failure to pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge payable in connection with the Receivables and their creation or satisfaction, (v) any products liability claim arising out of or which relates to the Purchased Interest in the Receivables or the related Contracts, or (vi) any dispute, suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any Official Body which arises out of or relates to the obligations of such Person under or with respect to the Contracts; provided that
                                                                   --------
nothing in this Section 9.03(a) shall be deemed to provide indemnity (i) to the Owners or the Administrative Agent for credit losses due to Defaulted Receivables or (ii) to the Indemnified Parties for matters covered pursuant to
Section 9.02 hereof.

          (b) Promptly upon receipt by any indemnified party under this Section
9.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such indemnified party, such indemnified party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the prior approval of the Seller and the indemnified party. The approval of the Seller will not be unreasonably withheld or delayed. After notice from the Seller to the indemnified party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Majority Owners, and so long as the Seller so assumes the defense thereof in a commercially reasonable manner, the Seller shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller and the indemnified party.

          (c) Each Owner and the Administrative Agent, on behalf of themselves, their directors, officers, shareholders, employees, agents, and each legal entity who controls any Owner or Administrative Agent shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.

          9.04.  Holidays.  Except as may be provided in this Agreement to the
                 --------
contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next succeeding Business Day.

          9.05.  Records.  All amounts calculated or due hereunder shall be
                 -------
determined from the records of the Administrative Agent, which determinations shall be conclusive absent manifest error.

          9.06.  Amendments and Waivers.  The Buyer, the Administrative Agent,
                 ----------------------
the Seller and the Servicer may from time to time, with the consent, if required pursuant to this Agreement or the Asset Purchase Agreement of the APA Purchasers, enter into agreements amending, modifying or supplementing this Agreement, and the Buyer, with the consent, if required pursuant to this Agreement or the Asset Purchase Agreement, of the Majority Owners, in its or their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or the Servicer under this Agreement. The Administrative Agent understands that the Guarantor will request amendments of, or related to, the financial covenants set forth in Section 6.05(a), (b) and (c) and agrees that its consent to such amendments will not be unreasonably withheld. Any such amendment, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing and shall be provided to S&P and Moody's, provided that no material amendment, waiver or consent shall be effective unless both S&P and Moody's confirm that their respective ratings of the Commercial Paper will not be lowered or withdrawn solely as a result of such amendment, waiver or consent. Any waiver of any provision hereof, and any consent to a departure by the Seller or the Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse effect on the rights or obligations of the Collateral Agent, the APA Agent or the Program LOC Bank, such amendment, departure or waiver shall not be effective until consented to by the Affected Party.

          9.07.  Term of Agreement.  This Agreement shall terminate following
                 -----------------
the Expiration Date upon the earlier to occur of (i) the reduction of the Net Investment to zero and the indefeasible payment of all Discount and all other Aggregate Unpaids and (ii) the date on which all Receivables have either been collected and the Buyer's Percentage Interest therein delivered to the Administrative Agent or written-off by the Servicer as being uncollectible in accordance with its Credit and Collection Policy; provided, however, that (i)
                                                  --------  -------
the rights and remedies of the Owners and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Seller or the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions set forth in Sections 4.11, 9.01, 9.02 and 9.03 hereof and (iii) the agreement set forth in Section 9.20 hereof shall be continuing and shall survive any termination of this Agreement.

          9.08.  No Implied Waiver; Cumulative Remedies.  No course of dealing
                 --------------------------------------
and no delay or failure of any Owner or the Administrative Agent in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Owners under the Purchase Documents are cumulative and not exclusive of any rights or remedies, which any Owner would otherwise have.

          9.09.  No Discharge.  The respective obligations of the Seller and the
                 ------------
Servicer under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by any Owner of any balance of any deposit account or credit on its books in favor of the Seller or the Servicer, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller or the Servicer as a matter of Law.

          9.10.  Notices.  All notices under Section 7.02 hereof shall be given
                 -------
to the Seller and the Servicer by telephone or facsimile, confirmed by first-class mail, first-class express mail or courier, in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement
                              -------
shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, or by telex or facsimile with confirmation in writing mailed first-class mail, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

          9.11.  Severability.  The provisions of this Agreement are intended to
                 ------------
be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          9.12.  Governing Law; Submission to Jurisdiction.  THIS AGREEMENT
                 -----------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK. Each of the parties hereto submits to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Purchase Documents or any of the transactions contemplated thereby, and for such purpose, to the extent they may lawfully do so, waive any objection which each may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this Section 9.12 shall affect the right of any Owner or the Administrative Agent to bring any action or proceeding against the Seller, the Servicer or their property in the courts of other jurisdictions.

          9.13.  Prior Understandings.  This Agreement sets forth the entire
                 --------------------
understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

          9.14.  Survival.  All representations and warranties of the Seller and
                 --------
the Servicer contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by the Buyer, any APA Purchaser or the Administrative Agent, the purchase, repurchase or payment of any Purchased Interest in any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 9.06 hereof). The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Articles IV and VI hereof) shall continue in full force and effect until the termination of the obligation to make Purchases hereunder, the reduction of the Net Investment to zero and until the earlier of
(i) the payment in full of all Discount and all other Aggregate Unpaids and (ii) the date on which all Receivables have either been collected and the Buyer's Percentage Interest therein delivered to the Administrative Agent or written-off by the Servicer as being uncollectible in accordance with AmeriSource's Credit and Collection Policy.

          9.15.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          9.16.  Set-Off.  In case a Termination Event shall occur and be
                 -------
continuing, each Owner and, to the fullest extent permitted by Law, the holder of any assignment of the Buyer's rights hereunder pursuant to the Security Agreement, shall each have the right, in addition to all other rights and remedies available to it, with notice to the Seller or the Servicer, as the case may be, to set-off against and to appropriate and apply to any amount owing by (i) the Seller hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller by an Owner or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise, in each case, a "Deposit Account") now or hereafter maintained by the Seller or the Servicer with an Owner or the Collateral Agent under the Security Agreement and (ii) the Servicer hereunder which has become due and payable, any debt owing to and any other funds held in any manner for the account of such Servicer by an Owner or by any holder of any assignment, including without limitation, all funds in all Deposit Accounts now or hereafter maintained by such Servicer with an Owner or the Collateral Agent under the Security Agreement. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller is or are matured other than by operation of this Section 9.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Owner or any holder. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of any Owner's or any holder's rights of set-off or other rights under applicable Law.

          9.17.  Successors and Assigns.  This Agreement shall be binding on the
                 ----------------------
parties hereto and their respective successors and assigns; provided, however,
                                                            --------  -------
that neither the Seller nor the Servicer may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Majority Owners. Each of the Buyer and its assignees may assign, without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder (i) to another conduit managed by the Administrative Agent which issues commercial paper notes rated at least A-1 and P-1 by S&P and Moody's, respectively, (ii) to any of the Owners or (iii) to the Collateral Agent. Notwithstanding the foregoing, the Asset Purchase Agreement shall govern the ability of an APA Purchaser to assign, participate, or otherwise transfer any portion of the Purchased Interest owned by such APA Purchaser. The Seller and the Servicer hereby agree and consent to the complete assignment by the Owners of all of their respective rights under, interest in, title to and obligations under the Purchase Documents to the Collateral Agent.

          9.18.  Confidentiality.  Each Owner, the Administrative Agent, the
                 ---------------
Seller and the Servicer shall keep all information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith confidential in accordance with customary procedures for handling confidential information of this nature and will not disclose such information to outside parties (except counsel and auditors) but may make disclosure
(a) reasonably required by a bona fide transferee, including without limitation any APA Lending Bank or any successor Owner, in connection with the participation in this Agreement by such APA Lending Bank, or such successor owner, provided that such APA Lending Bank or successor Owner shall use its best
       --------
efforts to obtain executed confidentiality agreements relating to the disclosure of any such information to any potential participant, (b) necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance by the Seller and the Servicer of this Agreement or (c) as required or requested by any Official Body or pursuant to legal process or required by applicable Law.

          9.19.  Payments Set Aside.  To the extent that the Seller or any
                 ------------------
Obligor makes a payment to an Owner or an Owner exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 9.19 shall survive the termination of this Agreement.

          9.20.  No Petition.  The Seller and the Servicer agree that, prior to
                 -----------
the date which is one year and one day after the date upon which all obligations of the Seller to the Buyer hereunder are paid in full and all outstanding Commercial Paper and other indebtedness of the Buyer are paid in full, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

          9.21.  No Recourse.  The obligations of the Buyer under this Agreement
                 -----------
are solely the corporate obligations of the Buyer. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against Merrill, Goldman, any Affected Party, the Referral Agent or the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing. For purposes of this paragraph, the term "Merrill" shall mean and include Merrill Lynch Money Markets, Inc. and all Affiliates thereof and any stockholder, employee, officer, director, incorporator or beneficial owner of any of them and, the term "Goldman" shall mean and include Goldman Sachs Money Markets L.P. and all Affiliates thereof and any stockholder, employee, officer, director, incorporator or beneficial owner of any of them; provided, however, that the Buyer shall not be considered to be
                --------  -------
an Affiliate of Merrill, Goldman, the Referral Agent, any Affected Party or the Administrative Agent for the purposes of this Section.

          9.22.  Tax Forms.  Each Owner (other than Owners organized under the
                 ---------
laws of the United States or any state thereof) agrees to promptly provide the Seller and the Administrative Agent with (A) appropriate executed copies of Internal Revenue Service Form 4224 (or alternatively, Internal Revenue Service Form 1001, but only if the applicable treaty described in such Form provides for a complete exemption from federal income tax withholdings), or any successor forms, (i) on or promptly after the date hereof (or, if later, the date on which it becomes an Owner hereunder pursuant to Section 9.17 hereof), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such Form previously provided hereunder and (B) such other forms or information in connection therewith reasonably requested by the Seller or the Administrative Agent.

          9.23.  Characterization of the Transactions Contemplated by this
                 ---------------------------------------------------------
Agreement.  The Seller, the Servicer, the Buyer and the Administrative Agent
---------
agree to treat the transactions contemplated by this Agreement as a financing for tax purposes and further agree to file on a timely basis all federal and other tax returns consistent with such treatment.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

                                  DELAWARE FUNDING CORPORATION


                                  by: Morgan Guaranty Trust Company of New
                                      York, as attorney-in-fact for Delaware
                                      Funding Corporation


                                  by:
                                      ----------------------------------------
                                      Authorized Signatory


                                      ----------------------------------------
                                      Title


Address for Notices:              Delaware Funding Corporation
                                  c/o J H Holdings Corporation
                                  Ropes & Gray
                                  One International Place
                                  Boston, MA  02110-2464
                                  Attention:
                                  Tel. No.:  (617) 951-7000
                                  FAX:  (617) 951-7050

With a copy to
the Referral Agent:               Morgan Guaranty Trust Company of New York
                                  500 Stanton Christiana Road
                                  Newark, Delaware  19713-2107
                                  Attention:  Asset Finance Group
                                  Tel. No.:  (302) 634-5487
                                  FAX:  (302) 634-5490


              [Signature Page for Receivables Purchase Agreement]

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent


                              by:
                                  --------------------------------------
                                  Authorized Signatory


                                  --------------------------------------
                                  Title


Address for Notices:          Morgan Guaranty Trust Company of New York
                              500 Stanton Christiana Road
                              Newark, Delaware  19713-2107
                              Attention:  Asset Finance Group
                              Tel. No.:  (302) 634-5487
                              FAX:  (302) 634-5490


Address for Funds Transfer:   Morgan Guaranty Trust Company of New York
                              ABA Number:  021-000-238
                              Account: DELAWARE FUNDING CORPORATION
                              Account No: 600-28-005
                              Reference:  AmeriSource Principal/Interest


              [Signature Page for Receivables Purchase Agreement]

                              AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller


                              by:
                                  --------------------------------------
                                  Authorized Signatory


                                  --------------------------------------
                                  Title


Addresses for Notices:        300 Chester Field Parkway
                              Malvern, PA 19355
                              Attention:  John Aberant
                              Tel. No.:  (610) 993-3424
                              FAX:       (610) 993-9085



Address for Funds Transfer:   First Union National Bank
                              Philadelphia, Pennsylvania
                              ABA No.:  031201467
                              Account Name:  AmeriSource Receivables
                                             Financial Corporation
                              Account No.:   2100010193012



              [Signature Page for Receivables Purchase Agreement]

                              AMERISOURCE CORPORATION,
                              as Servicer



                              by:
                                  --------------------------------------
                                  Authorized Signatory


                                  --------------------------------------
                                  Title


Addresses for Notices:        300 Chester Field Parkway
                              Malvern, PA 19355
                              Attention:  John Aberant
                              Tel. No.:  (610) 993-3424
                              FAX:       (610) 993-9085



Address for Funds Transfer:   First Union National Bank
                              Philadelphia, Pennsylvania
                              ABA No.:  031201467
                              Account Name:  AmeriSource  Corporation
                              Account No.:   2000200110222



              [Signature Page for Receivables Purchase Agreement]

                              AMERISOURCE HEALTH CORPORATION,
                              as Guarantor



                              by:
                                  --------------------------------------
                                  Authorized Signatory


                                  --------------------------------------
                                  Title


Addresses for Notices:        300 Chester Field Parkway
                              Malvern, PA 19355
                              Attention:  John Aberant
                              Tel. No.:  (610) 993-3424
                              FAX:       (610) 993-9085



              [Signature Page for Receivables Purchase Agreement]